UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Occidental Petroleum Corporation
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Occidental Petroleum Corporation

NOTICE OF 2012 ANNUAL MEETING & PROXY STATEMENT

Annual Meeting
Friday, May 4, 2012
Starlight Ballroom, Fairmont Miramar Hotel
101 Wilshire Boulevard, Santa Monica, California

Meeting Hours
Registration 9:30 a.m.
Meeting 10:30 a.m.

Admission Ticket or Brokerage Statement Required

Letter to Stockholders from the Executive Chairman and the President and Chief Executive Officer

DEAR STOCKHOLDERS

On behalf of the Board of Directors, it is our pleasure to invite you to Occidental’s 2012 Annual Meeting of Stockholders, which will be held once again at the Starlight Ballroom, Fairmont Miramar Hotel, Santa Monica, California.

Before the meeting begins, there will be an opportunity to meet informally with members of Occidental’s management team. Enclosed are the Notice of Meeting and the Proxy Statement, which provides the time and date of the meeting and describes in detail the matters on which you are being asked to vote. These matters include electing the directors, advisory vote approving executive compensation, ratifying the selection of independent auditors, and transacting any other business that properly comes before the meeting, including any stockholder proposals.

Also enclosed are a Report to Stockholders, which discusses highlights of the year, and Occidental’s Annual Report on Form 10-K. As in the past, at the meeting there will be a report on operations and an opportunity for you to ask questions.

Whether you plan to attend the meeting or not, we encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

Ray R. Irani Executive Chairman	Stephen I. Chazen President and Chief Executive Officer

Proxy Summary

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. For complete information about these topics, please review the complete Proxy Statement and Occidental’s 2011 Annual Report on Form 10-K.

Business Highlights
Occidental’s primary goal is to maximize total stockholder return over time. Specific performance highlights of Occidental’s business and financial results for 2011 are on page 9 and include:

•	Oil and gas production growth to 733,000 barrels of oil equivalent per day, including record U.S. production;
•	Allocating and deploying capital with a focus on achieving well-above-cost-of-capital returns, delivering return on equity (ROE) of 19% and return on capital employed (ROCE) of 17%1;
•
Consistent dividend growth of 332% and 11 increases since 2002, including a 21% increase in 2011 and 17% increase announced in February 2012, bringing the 10-year compounded dividend growth rate to 15.8% per year;

•	Cumulative total stockholder return (TSR), which includes the change in stock price and dividends paid, of 110% over the past five years and 769% over the past ten years.

2011 Compensation Decision Highlights
Over 90% of voting stockholders voted in favor of Occidental’s advisory vote on executive compensation at the 2011 Annual Meeting. Taking into consideration Mr. Chazen’s promotion to Chief Executive Officer in May 2011, the Compensation Committee decided to use the same framework for 2011 decisions.  A full description of the executive compensation program for 2011 begins on page 10. Key objectives and features of the program include:

•	Continued focus on long-term performance-based incentive awards with approximately 70% of total compensation granted in 20112 to named executive officers allocated to these awards;
•	Providing incentives for senior management to continue to achieve long-term success with long-term awards based on minimum performance periods of three years;
•	Supporting the long-term alignment of executive and stockholder interests by using TSR over 3 years as the performance metric for approximately 80% of executive long-term awards;
•
Payouts for TSR-based awards determined by Occidental’s TSR ranking within a peer group of 12 companies, with maximum payout made only if Occidental ranks first and no payout if Occidental ranks in the bottom 3 companies. Additionally, all payouts over 50% of the share units awarded require that Occidental’s TSR exceed the TSR of the S&P 500 Index.

•	In the event of a change of control, 2011 long-term incentive awards vest only on a limited basis.
•	2011 long-term performance-based awards will be payable at least 50% in common stock.
•	Chief Executive Officer 2011 long-term incentive awards were set by using the same maximum realizable payout values based on the grant date stock price as the 2010 Chief Executive Officer awards.

2011 Compensation Components
Occidental’s executive compensation program is based primarily on long-term performance-based awards paid at least 50% in shares of company stock. A relatively small portion of executive compensation is paid on an annual basis and in cash. For Mr. Chazen, the Chief Executive Officer, the charts below show the relative portions of long-term and annual compensation, performance-based compensation and compensation payable in shares of common stock for the components of his 2011 compensation granted by the Executive Compensation and Human Resources Committee of the company’s Board (Compensation Committee). The charts use the 2011 values shown for these components in the individual compensation table on page 17, including the grant date fair value of long-term performance-based incentive awards and target value of the annual bonus.

CHIEF EXECUTIVE OFFICER 2011 COMPENSATION PACKAGE

Long-Term Compensation	Performance-Based Compensation	Compensation Payable in Stock

1	The ROE and ROCE for 2011 were calculated by dividing Occidental’s 2011 net income attributable to common stock (taking into account after-tax cost of capital for ROCE) by its average equity and capital employed, respectively, during 2011.
2	Based on grant date fair value of long-term incentive awards, target value of annual bonus and value of retirement benefits and other compensation.

The 2011 salary and incentive award decisions made by the Compensation Committee for the named executive officer compensation packages are shown below. The Compensation Discussion and Analysis and the Executive Compensation Tables sections of this Proxy Statement contain a full description of executive compensation.

2011 Salary and Incentive Grant Decisions
			Long-Term Performance-Based Incentives(1)
Name and Title	Salary	Target Annual Bonus(2)	Total Shareholder Return Incentive Award	Restricted Stock Incentive Award	Total
Stephen I. Chazen President and Chief Executive Officer	$1,400,000	$2,800,000	$6,000,000	$5,000,000	$15,200,000
Ray R. Irani Executive Chairman(3)	$1,300,000	$2,500,000	$5,400,000	$5,000,000	$14,200,000
William E. Albrecht Vice President and President, Americas, Oxy Oil and Gas	$500,000	$600,000	$1,920,000	$1,600,000	$4,620,000
Edward A. Lowe Vice President and President, Oxy Oil and Gas-International Production	$500,000	$600,000	$1,920,000	$1,600,000	$4,620,000
Donald P. de Brier Executive Vice President, General Counsel and Secretary	$550,000	$400,000	$1,920,000	$1,600,000	$4,470,000
James M. Lienert Executive Vice President and Chief Financial Officer	$450,000	$400,000	$1,200,000	$1,000,000	$3,050,000

(1)	Shown at grant date fair value. See Grants of Plan-Based Awards table on page 29.
(2)	Shown at target value. Bonus consists of 60% performance-based portion and 40% discretionary portion.
(3)	Elected as Executive Chairman in May 2011 and previously served as Chairman and Chief Executive Officer.

Voting Matters
Stockholders are asked to vote on the matters listed below at the 2012 Annual Meeting. Further detail on these matters can be found in this Proxy Statement on the pages indicated below.

	Board Vote Recommendation	Page Reference
MANAGEMENT PROPOSALS
Election of Directors	FOR each Director	1
Advisory Vote on Executive Compensation	FOR	41
Ratification of Independent Auditors	FOR	42
STOCKHOLDER PROPOSAL
Required Nomination of Director with Environmental Expertise	AGAINST	43

Notice of Annual Meeting of Stockholders

2012
ANNUAL
MEETING

March 20, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Occidental's 2012 Annual Meeting of Stockholders will be held at 10:30 a.m. on Friday, May 4, 2012, in the Starlight Ballroom, Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

At the meeting, stockholders will act on the following matters:

Election of directors;
Advisory vote approving executive compensation;
Ratification of selection of KPMG LLP as independent auditors; and
Consideration of other matters properly brought before the meeting, including stockholder proposals. The Board of Directors knows of one stockholder proposal that may be presented.

These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3; and AGAINST Proposal 4.

Stockholders of record at the close of business on March 13, 2012, are entitled to receive notice of, to attend and to vote at the meeting.

Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to submit a proxy by mail, telephone or Internet. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

Sincerely,

Donald P. de Brier
Executive Vice President, General Counsel and Secretary
Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, CA 90024

Table of Contents

Proposal 1: Election of Directors	1
Corporate Governance and Social Responsibility	5
Board of Directors and its Committees	5
Performance Highlights	9
Compensation Discussion and Analysis	10
Executive Summary of Occidental’s Executive Compensation	10
Compensation Program	11
Individual Compensation Considerations	15
Succession Planning	23
Participants in Executive Compensation Process	23
Risk Management of Compensation Policies and Practices	23
Certification of Previously Granted Performance Stock Awards	24
Other Compensation and Benefits	24
Stock Ownership Guidelines	25
Equity Grant Practices	26
Consequences of Misconduct	26
Tax Deductibility Under Section 162(m)	26
Compensation Committee Report	26
Executive Compensation Tables	27
Summary Compensation Table	27
Grants of Plan-Based Awards	29
Outstanding Equity Awards at December 31, 2011	31
Option Exercises and Stock Vested in 2011	32
Nonqualified Deferred Compensation	33
Potential Payments Upon Termination or Change of Control	34
Director Compensation	39
Security Ownership	40
Certain Beneficial Owners and Management	40
Section 16(a) Beneficial Ownership Reporting Compliance	41
Proposal 2: Advisory Vote Approving Executive Compensation	41
Proposal 3: Ratification of Independent Auditors	42
Audit and Other Fees	42
Report of the Audit Committee	42
Ratification of Selection of Independent Auditors	42
Stockholder Proposals	43
General Information	43
Proposal 4: Required Nomination of Director with Environmental Expertise	43
General Information	45
Availability of Materials for Annual Meeting	45
Admission to the Annual Meeting	45
Voting Instructions and Information	45
Solicitation Expenses	45
Stockholder Proposals for the 2013 Annual Meeting of Stockholders	45
Nominations for Directors for Term Expiring in 2014	46
Annual Report	46

Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to Occidental’s by-laws, directors are elected by the majority of votes cast with respect to such director in an uncontested election, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Any director who receives a greater number of votes “against” his or her election than votes “for” in an uncontested election must tender his or her resignation. Unless accepted earlier by the Board of Directors, such resignation will become effective on October 31st of the year of the election. In a contested election, directors are elected by a plurality vote.

Unless you specify differently on the proxy card, proxies received will be voted FOR Spencer Abraham, Howard I. Atkins, Stephen I. Chazen, Edward P. Djerejian, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Dr. Ray R. Irani, Avedick B. Poladian, Aziz D. Syriani and Rosemary Tomich to serve for a one-year term ending at the 2013 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. The Corporate Governance, Nominating and Social Responsibility Committee (the Nominating Committee) and the Board of Directors have waived the retirement age requirement with respect to Dr. Irani and have requested that he serve an additional term. In the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

Mr. Rodolfo Segovia (a member of the Charitable Contributions Committee; Nominating Committee; Executive Compensation and Human Resources Committee; Finance and Risk Management Committee; and Chair of the Environmental, Health and Safety Committee) and Mr. Walter Weisman (a member of the Audit Committee; Nominating Committee; Environmental, Health and Safety Committee; and Finance and Risk Management Committee) are not standing for re-election as directors.

The following biographical information is furnished with respect to each of the nominees for election at the 2012 Annual Meeting, together with a discussion of each nominee’s experience, qualifications and attributes or skills that led to the conclusion that such person should serve as a director.

The Board of Directors recommends a vote FOR all of the nominees.

Spencer Abraham
Director since 2005
Committees: Charitable Contributions; Corporate Governance, Nominating and Social Responsibility; Environmental, Health and Safety; and Chair of Executive Compensation and Human Resources

Secretary Abraham, 59, is Chairman and Chief Executive Officer of The Abraham Group, an international strategic consulting firm based in Washington, D.C. He represented Michigan in the United States Senate prior to President George W. Bush selecting him as the tenth Secretary of Energy in U.S. history. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation's energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as a Director of GenOn Energy, Inc. and as Chairman of the Advisory Board of Lynx Global Realty Asset Fund Onshore LLC. He was previously a Director and a member of the Nominating and Governance and Compensation Committees of ICx Technologies. He also serves on the boards or advisory committees of several private companies: Sindicatum Sustainable Resources, C3, Deepwater Wind and Green Rock Energy. Secretary Abraham is a trustee of the Churchill Center. He holds a Juris Doctor degree from Harvard Law School and is the author of, “Lights Out!: Ten Myths About (and Real Solutions to) America’s Energy Crisis”.

Qualifications: Secretary Abraham's nearly two decades at the highest levels of domestic and international policy and politics shaped the insights he brings to Occidental's Board of Directors. As a former U.S. Senator and former U.S. Secretary of Energy who directed all aspects of the country’s energy strategy, Secretary Abraham provides the Board unique insight into public policy and energy-related issues. In addition, Secretary Abraham is a Harvard-trained attorney who, while directing the Energy Department, oversaw a budget of nearly $24 billion (FY 2005) and was responsible for the management of senior department personnel. Secretary Abraham’s legal training, and his government service managing complex policy, personnel and strategic issues provide Occidental with exceptional knowledge and perspective in the areas of health, environment and safety, strategy and policy, personnel management and community relations.

Howard I. Atkins
Director since 2010
Committees: Audit; Executive Compensation and Human Resources; and Finance and Risk Management

Mr. Atkins, 61, retired as the Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, where he was responsible for Wells Fargo’s financial management functions, investment portfolios and corporate properties functions from 2001 to 2011. A 37-year veteran of the financial services industry, Mr. Atkins previously served as Executive Vice President and Chief Financial Officer of New York Life Insurance Company, Chief Financial Officer of Midlantic Corporation and Corporate Treasurer of Chase Manhattan Bank. Mr. Atkins serves on the Board of Directors of Ingram Micro Inc. where he is a member of the Audit Committee and the Human Resources Committee.

Qualifications: With his experience as Chief Financial Officer of Wells Fargo, one of the largest banking institutions in the United States, Mr. Atkins brings to the Board a deep understanding of financial oversight and accountability. In his nearly four decades in the financial services industry, Mr. Atkins has had responsibilities in the areas of financial reporting, tax management, asset-liability management, treasury, corporate development, investor relations and mergers and acquisitions. This experience provides the Board insight into financial management and analysis. Mr. Atkins' financial acumen, combined with his senior management expertise provides the Board valuable perspective in helping to guide the fiscal management policies that further Occidental’s strategic business goals.

1   2012 Notice of Annual Meeting and Proxy Statement

Stephen I. Chazen
Director since 2010

Mr. Chazen, 65, became President and Chief Executive Officer of Occidental Petroleum Corporation in May 2011. Mr. Chazen served as President and Chief Operating Officer from 2010 to 2011 and as President and Chief Financial Officer from 2007 to 2010. Prior to being named President and Chief Financial Officer, Mr. Chazen was Chief Financial Officer and Senior Executive Vice President from 2004 to 2007, Chief Financial Officer and Executive Vice President-Corporate Development from 1999 to 2004, and Executive Vice President-Corporate Development from 1994 to 1999. Prior to joining Occidental, Mr. Chazen was a Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is a Director of the American Petroleum Institute and serves on the Boards of Aquarium of the Pacific and Catalina Island Conservatory. He has been a member of the Boards of Directors of Lyondell Chemical Company, Premcor Inc. and Washington Mutual, Inc. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master’s degree in Finance from the University of Houston and a bachelor’s degree in Geology from Rutgers College.

Qualifications: Mr. Chazen, as Chief Executive Officer, is responsible for all operations, the financial management of the company and for implementing the company’s strategy. Since joining Occidental, he has recommended and implemented the company’s acquisition and divestiture strategy, which has been a key factor in Occidental’s transformation into a major oil and gas company. Additionally, Mr. Chazen has been a successful executive in the financial services industry. This financial and management expertise, coupled with his more than thirty years of experience in the oil and gas industry, demonstrate the valuable expertise and perspective that he brings to the Board.

Edward P. Djerejian
Director since 1996
Committees:  Charitable Contributions; Environmental, Health and Safety; Executive Compensation and Human Resources; and Chair of Corporate Governance, Nominating and Social Responsibility

Ambassador Djerejian, 73, served in the U.S. Foreign Service for eight presidents, from John F. Kennedy to William J. Clinton (1962-1994). Prior to his nomination by President Clinton as U.S. ambassador to Israel (1993-1994), he was assistant secretary of state for Near Eastern affairs in both the George H.W. Bush and Clinton administrations (1991-1993). He was the U.S. ambassador to the Syrian Arab Republic (1988-1991). He also served as special assistant to President Ronald Reagan and deputy press secretary for foreign affairs in the White House (1985-1986). After his retirement from government service in 1994, he became the founding director of the James A. Baker III Institute for Public Policy at Rice University. His book “Danger and Opportunity: An American Ambassador’s Journey Through the Middle East” was published by Simon & Schuster Threshold Editions in September 2008. He has been awarded the Presidential Distinguished Service Award, the Department of State’s Distinguished Honor Award and numerous other honors, including the Ellis Island Medal of Honor and the Anti-Defamation League’s Moral Statesman Award. He is also a recipient of the Association of Rice Alumni’s Gold Medal, the group’s most prestigious award, for his service to Rice University. In 2011, Ambassador Djerejian was elected a fellow of the American Academy of Arts and Sciences. He is also a member of the Board of Trustees of the Carnegie Corporation of New York. Ambassador Djerejian previously served as a director of Global Industries, Ltd., where he was Chairman of the Governance Committee.

Qualifications: Ambassador Djerejian is a leading expert on the complex political, security, economic, religious and ethnic issues of the Middle East. His experience brings valuable insight that enhances the Board's ability to assess operations and business opportunities in the company’s important Middle East/North Africa region. Throughout his distinguished career, he has developed an in-depth knowledge of a broad range of public policy issues, and expertise in foreign policy, geopolitics of energy and corporate governance. He also has experience serving on several public, private and nonprofit boards.

John E. Feick
Director since 1998
Committees:  Audit; Environmental, Health and Safety; and Finance and Risk Management Committee

Mr. Feick, 68, is the Chairman and a significant stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. Until 2011, he was Chairman and a significant stockholder of Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. From 1984 to 1994, Mr. Feick was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation. He is Chairman of the Board of Directors of Oak Point Energy Ltd., an oil sands exploration and development company. He also serves as a director of Veresen Inc., where he is a member of the Compensation Committee and the Environmental, Health and Safety Committee. He is also a member of the Board of Directors of Graham Construction.

Qualifications: Mr. Feick possesses a deep understanding of both the oil and gas and chemicals industries along with broad experience in environmental compliance and remediation. He has served as Chairman of a company specializing in environmental services and led an oil and gas and petrochemicals specialty engineering firm. As President and Chief Operating Officer of NOVA Chemicals, he was responsible for the company's investments and operations and established the company as a leader in plant reliability, utilization rates, occupational health and safety, and environmental performance in North America. In addition to industry knowledge and expertise, Mr. Feick’s experience brings the Board exceptionally valuable insight into the environmental, health and safety area.

Occidental Petroleum Corporation  2

Proposal 1: Election of Directors

Margaret M. Foran
Director since 2010
Committees: Corporate Governance, Nominating and Social Responsibility; and Environmental, Health and Safety

Ms. Foran, 57, is Chief Governance Officer, Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a Director of the Council of Institutional Investors (CII) and Co-Chair of the CII International Corporate Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance and presently sits on the ABA’s Business Council. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and is a member of the Economic Club of New York. Ms. Foran is also a Trustee of the SEC Historical Society.

Qualifications: Ms. Foran is an accomplished attorney with deep expertise in legal affairs and corporate governance. She has held positions of increasing responsibility at four U.S.-based global companies, where for more than a decade she has had a leading role in strengthening corporate governance principles and practices, ensuring regulatory compliance and developing programs to broaden investor communications. Having been a senior executive in the financial services, food and beverage and pharmaceutical industries, Ms. Foran has a broad range of experience in shareholder services, mergers and acquisitions, SEC reporting, capital markets, derivatives, risk management, internal audit procedures and insurance matters as well as environmental, safety and social responsibility programs. Ms. Foran’s corporate experience, in addition to her work with various investor groups and corporate trade associations, provides the Board exceptional acumen and insight on governance, investor and legal policies and practices.

Carlos M. Gutierrez
Director since 2009
Committees: Environmental, Health and Safety; and Chair of Finance and Risk Management

Secretary Gutierrez, 58, is Vice Chairman of the Institutional Clients Group and a member of the Senior Strategic Advisory Group at Citigroup Inc. He joined Citigroup in January 2011 from communications and public affairs consulting firm APCO Worldwide Inc., where he was appointed Chairman of the Global Political Strategies division in 2010. He served as U.S. Secretary of Commerce in the administration of President George W. Bush from February 2005 to January 2009. Prior to his government service, Secretary Gutierrez was with Kellogg Company for 30 years. He became Kellogg’s Chief Executive Officer in 1999 and was named Chairman of the Board from 2000 to 2005. He previously served as a Director of Corning Incorporated, United Technologies Corporation and Lighting Science Group Corp., where he served on the Audit Committee. In addition to serving as a trustee of the Woodrow Wilson International Center for Scholars and a National Trustee to the University of Miami Board of Trustees, Secretary Gutierrez is a non-resident scholar at the University of Miami’s Institute for Cuban and Cuban-American Studies and a member of the board of ImmigrationWorks USA, an organization dedicated to achieving comprehensive immigration reform.

Qualifications: Secretary Gutierrez’s highly successful service as Chief Executive Officer and Chairman of Kellogg Company provides him deep insight into the complex challenges faced by a growing organization in a highly competitive business environment. Additionally, his experience as U.S. Secretary of Commerce provides the Board exceptional knowledge and insight into the complex environment of international commerce. Secretary Gutierrez brings valuable business management and operational experience and an international commerce and global economic perspective to the Board.

Dr. Ray R. Irani
Director since 1984

Dr. Ray R. Irani, 77, became Executive Chairman of Occidental Petroleum Corporation in May 2011. He served as Chairman and Chief Executive Officer from 1990 to 2011 and held the additional title of President from 2005 to 2007. He served as President and Chief Operating Officer of Occidental from 1984 to 1989 and was Chairman and Chief Executive Officer of Occidental Chemical Corporation from 1983 to 1991. He was Chairman of the Board of Canadian Occidental Petroleum Ltd. (now Nexen Inc.) from 1987 to 1999. Prior to working for Occidental, Dr. Irani was President, Chief Operating Officer and a Director of Olin Corporation. Dr. Irani serves on the Boards of Directors of The TCW Group, Inc. and Wynn Resorts, Limited. He is a Trustee of the University of Southern California and Chairman of USC’s Board Personnel Committee, and Vice Chairman of the Board of the American University of Beirut.

Qualifications: For two decades as Chairman and Chief Executive Officer of Occidental Petroleum Corporation, Dr. Irani built Occidental into the fourth-largest oil and gas company in the United States, based on equity market capitalization. His distinguished professional, educational and career experience led him to transform Occidental from a conglomerate of unrelated business entities into a major oil and gas and chemical company and, as Executive Chairman, he continues to motivate superior performance. Dr. Irani has developed extensive personal relationships with government and industry leaders throughout the Middle East/North Africa and around the world. Under his leadership, Occidental has earned respect for its integrity, acuity and capabilities, creating opportunities for growth in the company’s core regions.

3   2012 Notice of Annual Meeting and Proxy Statement

Avedick B. Poladian
Director since 2008
Committees: Audit; Executive Compensation and Human Resources; and Finance and Risk Management

Mr. Poladian, 60, is Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development. In this role, Mr. Poladian oversees human resources, risk management, construction, finance and legal functions across the firm. Mr. Poladian previously served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Lowe from 2003 to 2006. Mr. Poladian was with Arthur Andersen from 1974 to 2002 and is a certified public accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a director of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the University of Southern California School of Policy, Planning, and Development and a former Trustee of Loyola Marymount University. He serves as a director of Western Asset Management Funds where he is a member of the Audit Committee and as a member of the Board of Trustees of Public Storage where he is a member of the Audit Committee and the Chair of the Nominating/Corporate Governance Committee. He previously served as a director of California Pizza Kitchen.

Qualifications: As a certified public accountant with extensive business experience, Mr. Poladian qualifies as one of Occidental’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Having served in a senior management position at one of the world’s leading accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, Mr. Poladian has deep knowledge of key business issues, including personnel and asset utilization, in addition to all aspects of fiscal management.

Aziz D. Syriani
Director since 1983
Lead Independent Director since 1999
Committees:  Corporate Governance, Nominating and Social Responsibility; and Chair of Audit Committee

Mr. Syriani, 69, is President and Chief Executive Officer of The Olayan Group, a global, diversified trading, services and investment organization that operates more than 40 businesses and financial enterprises. He has been with The Olayan Group since 1974 and helped it become one of the world's largest privately held companies, in terms of shareholder equity. Mr. Syriani was named President and Chief Operating Officer in 1978 and Chief Executive Officer in 2002. Born in Lebanon, Mr. Syriani received an accounting degree from the American University of Beirut, followed by French and Lebanese law degrees in 1965 from the University of St. Joseph, an affiliate of the University of Lyon. Following five years of legal practice in Beirut, he obtained his LL.M. degree from Harvard Law School in 1972. He practiced law in New York and Beirut before joining The Olayan Group. From 1974-1976, he served on the Board of American Express Middle East Development Company, the Lebanese subsidiary of American Express. Mr. Syriani is a Director of The Credit Suisse Group, where he was Chairman of the Audit Committee from April 2002 until April 2004, and since April 2004 has been Chairman of its Compensation Committee.

Qualifications: Mr. Syriani's experience both leading and serving on the board of successful global organizations brings broad and extensive international business and corporate governance acumen to the Board and, in particular, to his role as Lead Independent Director. With extensive experience as President and CEO of one of the world’s leading trading, services and investment organizations, directing all aspects of its business, Mr. Syriani provides unique global market insight to the Board. Mr. Syriani’s educational and professional experience in the Middle East/North Africa, the Americas and Europe, his Harvard legal training, and his broad experience in business organization leadership provide the Board a knowledgeable, acculturated global perspective that helps to effectively shape Occidental’s worldwide growth and governance strategies.

Rosemary Tomich
Director since 1980
Committees:  Audit; Corporate Governance, Nominating and Social Responsibility; Environmental, Health and Safety; Executive Compensation and Human Resources; and Chair of Charitable Contributions

Miss Tomich, 74, owns the Hope Cattle Company and the A. S. Tomich Construction Company. Additionally, she is Chairman of the Board of Directors and Chief Executive Officer of Livestock Clearing, Inc. and was a founding Director of the Palm Springs Savings Bank. Miss Tomich serves on the Advisory Board of the University of Southern California Marshall School of Business and the Board of Councilors for the College of Letters, Arts and Sciences at the University of Southern California and is a Trustee Emeritus of the Salk Institute.

Qualifications: Miss Tomich’s experience in the construction and commodity-based arenas, as well as in the social responsibility arena, give her insight into matters critical to asset development, corporate governance and human relations strategy, policy and practice. Miss Tomich's extensive experience as an ardent advocate for community, social, minority and women’s causes has contributed to the Board an important perspective and understanding that is highly valued in today’s business environment. Occidental also benefits from the keen insights gained from Miss Tomich’s service on the boards of social, cultural and educational institutions, which enables her to provide strategic counsel to the Board on governance and human relations policies.

Occidental Petroleum Corporation  4

Corporate Governance and Social Responsibility

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY

Occidental and its Board of Directors have had a long-standing commitment to corporate governance and social responsibility. The Board continuously reviews evolving best practices in governance, including input from stockholders. The Corporate Governance Policies, together with information about Occidental’s Code of Business Conduct and other governance measures adopted by the Board of Directors are available at www.oxy.com, or by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

In addition to governance policies and practices with respect to the Board of Directors (see Board of Directors on page 5), following are highlights and history of Occidental’s Corporate Governance and Social Responsibility policies:

Stockholder Policies
•	Stockholders may call special meetings of stockholders
•	No stockholder rights (“poison pill”) or similar plans
•	Open communication with Board of Directors
•	Confidential voting
•	Majority voting in uncontested elections

Executive Compensation
•	Majority of executive compensation is long-term and performance-based
•	Transparent, objective and peer and market comparative performance metrics aligned with stockholder interests
•	Stringent Stockholder ownership guidelines
•	Golden Parachute Policy
•	No “Golden Coffin” provisions
•	No options backdating or repricing (no option grants since 2006)

Social Responsibility
•	1979 – Health Environment and Safety Policy adopted by Board
•	1981 – Environmental Committee of Board established
•	1995 – First annual Health, Environment and Safety Report published
•	1997 – Code of Business Conduct adopted
•	2003 – First annual Social Responsibility Report published
•	2004 – Human Rights Policy adopted
•
2007 – Adoption of reporting guidance indicators published by the Global Reporting Initiative (GRI) and the American Petroleum Institute and International Petroleum Industry Environmental Conservation Association (API/IPIECA)

•	2009 – Establishment of annual Social Responsibility goals and objectives

BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure
In May 2011, Mr. Chazen became the President and Chief Executive Officer of the company. He is responsible for general management and oversight of all businesses of the company. With this change, Mr. Chazen’s role in creating and implementing Occidental’s strategy for the future has been expanded.

Dr. Irani assumed the new role of Executive Chairman. The Board believes that Occidental will benefit from the continuation of Dr. Irani’s strategic vision and his unique expertise and success in developing major business opportunities for the company. He presides at all meetings of the Board and stockholders and works with the Lead Independent Director to ensure that the views of the Board and its committees are incorporated into corporate strategy. He also has continuing responsibilities for international business and certain corporate departments.

The Board leadership structure also includes a Lead Independent Director, Aziz D. Syriani. His role is to evaluate, along with the members of the Executive Compensation and Human Resources Committee and the full Board, the performance of the Executive Chairman and the Chief Executive Officer, and to communicate to them the views of the independent directors and the Board committees. Additionally, he serves as a liaison between the Board and stockholders. He has the authority to call meetings of the independent directors and chairs executive sessions of the Board at which no members of management are present and approves the agendas for the Board and committee meetings after consultation with the Executive Chairman and the Chief Executive Officer. Another key component of Board leadership is the role of the Board committees. The Board has divided oversight functions among six committees, which have on average six Board members, and most of which meet at least five times each year and cover an extensive agenda. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and liaise regularly with the Lead Independent Director.

Board Role in Risk Oversight
The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decision making. It covers legal and regulatory matters, finance, security, safety, health and environmental concerns. The Board has created and empowered several Board committees which are involved in aspects of risk oversight. These committees review and monitor risk management and greatly expand the Board’s oversight role in these areas. Four Board committees, the Audit Committee; the Corporate Governance, Nominating and Social Responsibility Committee; the Environmental Health and Safety Committee; and the Finance and Risk Management Committee, all composed entirely of independent directors, are each integral to the control and compliance aspects of risk oversight by the Board. Each of these committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees with risk oversight

5   2012 Notice of Annual Meeting and Proxy Statement

Board of Directors and Its Committees

responsibilities meets at least as often as the regularly scheduled Board meetings. This ensures that each committee has adequate time for in-depth review and discussion of all matters associated with each committee’s area of responsibility. After the committee meetings, each committee reports to the Board, sometimes without the Executive Chairman and the Chief Executive Officer present, for discussion of issues and findings as well as the Board’s recommendations of appropriate changes or improvements.

Related Party Transactions
Pursuant to Occidental’s written Conflict of Interest Policy, each director and executive officer has an obligation to avoid any activity, agreement, business investment or interest, or other situation that could be construed either as divergent to or in competition with Occidental’s interest or as an interference with such person’s primary duty to serve Occidental, unless prior written approval has been granted by the Audit Committee of the Board of Directors. Each director and executive officer is required to complete an annual questionnaire that requires disclosure of any transaction between Occidental and the director or executive officer or any of his or her affiliates or immediate family members. A summary of the Conflict of Interest Policy is included in Occidental’s Code of Business Conduct which can be found at www.oxy.com. There were no transactions by any of the directors or executive officers in 2011 that were required to be reported pursuant to the Conflict of Interest Policy or otherwise.

Director Education
In 2009, the Board attended a seminar on oil and gas exploration and production, with an emphasis on enhanced oil recovery. In 2011, the Board attended presentations on safety and security issues relevant to oil and gas and chemical company operations.

Independence
Each of Ms. Foran, Ms. Tomich, and Messrs. Abraham, Atkins, Djerejian, Feick, Gutierrez, Poladian, Segovia, Syriani and Weisman has been determined by the Board of Directors as meeting the independence standard set forth in Occidental’s Corporate Governance Policies (see www.oxy.com) and the New York Stock Exchange Listed Company Manual. In making its determination of independence, the Board considered that, as disclosed under Compensation of Directors on page 39, Occidental matched the gifts made by certain of the directors to charitable organizations. All current committees of the Board are composed entirely of independent directors.

Meetings
The Board of Directors held six regular meetings and no special meetings during 2011, including four executive sessions at which no members of management were present. Mr. Syriani, the Lead Independent Director, presided over the executive sessions. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of which he or she was a member. All of the directors serving at the time attended the 2011 Annual Meeting. Attendance at the Annual Meeting of Stockholders is expected of all directors as if it were a regular meeting.

Succession Planning
The Board of Directors annually reviews Occidental’s succession plan for senior management positions. For more information, see page 23. In 2011, the Board implemented the next phase of its strategic succession plan at the May 2011 Annual Meeting of Stockholders by electing Mr. Chazen as President and Chief Executive Officer and Dr. Irani as Executive Chairman.

Communications with Board Members
Stockholders and other interested parties may communicate with any director by sending a letter or facsimile to such director’s attention in care of Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024; facsimile number 310-443-6977. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless the director to whom the correspondence is addressed has requested the Corporate Secretary to forward correspondence unopened.

Board Committees
The Board of Directors has six standing committees: Audit; Corporate Governance, Nominating and Social Responsibility; Charitable Contributions; Executive Compensation and Human Resources; Environmental, Health and Safety; and Finance and Risk Management. The charters of the Audit Committee; the Executive Compensation and Human Resources Committee; the Finance and Risk Management Committee; and the Corporate Governance, Nominating and Social Responsibility Committee and the enabling resolutions for each of the other committees are available at www.oxy.com or by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024. The Executive Committee, Dr. Irani (chair), Ms. Tomich and Messrs. Feick, Segovia and Syriani, which had been authorized to exercise the powers of the Board between meetings of the full Board, held no meetings and had no written actions in 2011 and was eliminated in May 2011. The general responsibilities of the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

Occidental Petroleum Corporation  6

Board of Directors and Its Committees

Name and Members	Responsibilities		Meetings or Written Actions in 2011
Audit Committee Howard I. Atkins John E. Feick Avedick B. Poladian Aziz D. Syriani (Chair) Rosemary Tomich Walter L. Weisman (1)	•	hires the independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries	8 meetings including 8 executive sessions with no members of management present
	•	discusses the scope and results of the audit with the independent auditors
	•	discusses Occidental's financial accounting and reporting principles and the adequacy of Occidental's internal accounting, financial and operating controls with the auditors and with management
	•	reviews all reports of internal audits submitted to the Audit Committee and management's actions with respect thereto
	•	reviews the appointment of the senior internal auditing executive
	•	oversees all matters relating to Occidental’s Code of Business Conduct compliance program

All of the members of the Audit Committee are independent, as defined in the New York Stock Exchange Listed Company Manual. All of the members of the Audit Committee are financially literate and the Board has determined that Messrs. Atkins and Poladian meet the Securities and Exchange Commission’s definition of “audit committee financial expert.” The Audit Committee Report with respect to Occidental's financial statements is on page 42.

Charitable Contributions Committee Spencer Abraham Edward P. Djerejian Rodolfo Segovia (1) Rosemary Tomich (Chair)	•	oversees charitable contributions made by Occidental and its subsidiaries	5 meetings
Corporate Governance,
Nominating and Social
Responsibility Committee
Spencer Abraham
Edward P. Djerejian (Chair)
Margaret M. Foran
Rodolfo Segovia (1)
Aziz D. Syriani
Rosemary Tomich
Walter L. Weisman (1)
	•	recommends candidates for election to the Board	5 meetings
	•	responsible for the periodic review and interpretation of Occidental's Corporate Governance Policies and consideration of other governance issues
	•	oversees the evaluation of the Board and management
	•	reviews Occidental’s policies, programs and practices on social responsibility
	•	oversees compliance with Occidental’s Human Rights Policy
See page 46 for information on how director nominees are selected and instructions on how to recommend nominees for the Board.

7   2012 Notice of Annual Meeting and Proxy Statement

Name and Members	Responsibilities		Meetings or Written Actions in 2011
Environmental, Health and Safety Committee Spencer Abraham Edward P. Djerejian John E. Feick Margaret M. Foran Carlos M. Gutierrez Rodolfo Segovia (Chair) (1) Rosemary Tomich Walter L. Weisman (1)	•	reviews and discusses with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations	5 meetings
	•	reviews the results of internal compliance reviews and remediation projects
	•	reports periodically to the Board on environmental, health and safety matters affecting Occidental and its subsidiaries
Executive Compensation and Human Resources Committee Spencer Abraham (Chair) Howard I. Atkins Edward P. Djerejian Avedick B. Poladian Rodolfo Segovia (1) Rosemary Tomich	•
reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (CEO) and the Executive Chairman, evaluates the performance of the CEO and the Executive Chairman and determines and approves the compensation of the CEO and the Executive Chairman
5 meetings, including 3 executive sessions with no members of management present, and 1 written action
	•	reviews and approves the annual salaries, bonuses and other executive benefits of all other executive officers
	•	administers Occidental's stock-based incentive compensation plans and periodically reviews the performance of the plans and their rules
	•	reviews new executive compensation programs
	•	periodically reviews the operation of existing executive compensation programs as well as policies for the administration of executive compensation
	•	reviews director compensation annually
The Executive Compensation and Human Resources Committee's report on executive compensation is on page 26.
Finance and Risk Management Committee Howard I. Atkins John E. Feick Carlos M. Gutierrez (Chair) Avedick B. Poladian Rodolfo Segovia (1) Walter L. Weisman (1)	•	recommends to the Board the annual capital plan, and any changes thereto, and significant joint ventures, long-term financial commitments and acquisitions	5 meetings
	•	approves policies for authorization of expenditures, cash management and investment and for hedging of commodities and interest rates
	•	reviews Occidental’s financial strategies, risk management policies (including insurance coverage levels) and financial plans (including planned issuances of debt and equity)
(1) Not standing for re-election to the Board of Directors.

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2011 Performance Highlights

PERFORMANCE HIGHLIGHTS

Occidental is the fourth-largest oil and gas company based in the U.S. measured by market capitalization of approximately $76 billion as of December 31, 2011. The following graphs illustrate Occidental’s performance for each of the last five years, 2007 through 2011, with respect to net income, return on equity (ROE), cash flow from operations, annualized dividend rate and worldwide oil and gas production. See Occidental’s Annual Report on Form 10-K for the year ended December 31, 2011, for more information about these and other performance measures, the factors that affect Occidental’s results and risks associated with future performance.

9   2012 Notice of Annual Meeting and Proxy Statement

Compensation Discussion and Analysis

The following table compares Occidental’s cumulative total stockholder return (TSR) on its common stock with the cumulative TSR of the Standard & Poor’s 500 Stock Index (S&P 500 Index) and with that of Occidental’s prior and current peer groups over the three-year, five-year and ten-year periods ended on December 31, 2011. The table shows the cumulative TSR over the specified periods, assuming that at the beginning of each period shown the same amount was invested in Occidental common stock, in the stock of the companies in the S&P 500 Index and in each of the peer group portfolios, weighted by the market values of each of the companies included therein, and that all dividends were reinvested.

Occidental’s current peer group consists of Anadarko Petroleum Corporation, Apache Corporation, Canadian Natural Resources Limited, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., ExxonMobil Corporation, Hess Corporation, Royal Dutch Shell plc, Total S.A. and Occidental.

Total Stockholder Return
	Periods Ending December 31, 2011
	3 Years	5 Years	10 Years
Occidental	65.3%	110.1%	769.0%
Current Peer Group	36.5%	30.5%	251.2%
Prior Peer Group (1)	40.6%	35.9%	264.9%
S&P 500	48.6%	-1.2%	33.3%

(1)
Occidental’s prior peer group consisted of Anadarko Petroleum Corporation, Apache Corporation, Canadian Natural Resources Limited, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., ExxonMobil Corporation, Hess Corporation, Marathon Oil Corporation, Royal Dutch Shell plc and Occidental.

The information provided in this performance table and in the graphs on page 9 shall not be deemed "soliciting material" or "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 (Exchange Act), other than as provided in Item 201 to Regulation S-K under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent Occidental specifically requests that it be treated as soliciting material or specifically incorporates it by reference.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of Occidental’s Executive Compensation
Over 90% of voting stockholders voted FOR Occidental’s advisory vote on executive compensation at the 2011 Annual Meeting. Additionally, stockholders voted FOR the advisory vote on executive compensation being held annually. Occidental will hold the vote annually until another vote on frequency occurs, which will be no later than the 2017 Annual Meeting. After the 2011 Annual Meeting, the Compensation Committee reviewed the executive compensation program that was adopted in 2010 and, taking into consideration Mr. Chazen’s promotion to Chief Executive Officer in May 2011, decided to use the same framework for 2011 decisions.

Compensation Process. During 2011, Occidental continued the ongoing, constructive dialogue with stockholders and stockholder advisory groups on corporate governance matters, including executive compensation. The Compensation Committee reviewed this feedback as well as the say on pay advisory vote results, the company’s performance, the compensation practices of its peers, compensation surveys and other materials regarding general and executive compensation.

Compensation Objectives. The Compensation Committee, based on the positive stockholder advisory vote, the compensation practices of peer companies and the company’s performance, and other feedback from stockholders, decided to use the long-term executive incentive compensation program that was approved by stockholders in 2011, with amounts awarded reflecting continued succession plan implementation. The program achieves the following objectives:

•	Maintain the focus on long-term performance-based awards with approximately 70% of total compensation granted in 20113 to named executive officers allocated to these awards;
•	Provide incentives for senior management to continue to achieve long-term success with long-term awards based on minimum performance periods of three years;
•
Support the alignment of executive and stockholder interests over the long term by using total stockholder return (TSR) over a three-year period as the performance metric for approximately 80% of executive long-term awards; and

•	Grant awards consistent with peer company programs4 in terms of award type, performance metrics and reported value5.

3	Based on grant date fair value of long-term incentive awards, target value of annual bonus and value of retirement benefits and other compensation.
4	Based on 2010 information reported for peer companies. See page 12 for information on peer companies.
5
Value at mid-point and maximum based on Occidental common stock price on grant date and achievement of the cumulative net income goal for the Restricted Stock Award. Additionally, for mid-point performance, value is based on a TSR rank of sixth out of twelve peer companies for the TSR Award and, for maximum performance, on a TSR rank of first out of twelve peer companies and a TSR exceeding the S&P 500 Index TSR. The value of the payout at the end of the three-year performance period depends on the number of shares and share units earned based on performance achieved and on the stock price on the date of certification of the performance achieved.

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Compensation Discussion and Analysis

Key Executive Compensation Features. Key features of the 2011 executive compensation program include the following:

•
In connection with his promotion to the role of Chief Executive Officer in May 2011, Mr. Chazen’s 2011 long-term incentive awards were set by using the same values at maximum performance levels (based on the grant date stock price) used for the Chief Executive Officer package in 2010, which was approved in the 2011 stockholder advisory vote. The payout value on the date of grant would have been $13 million6 for mid-point performance, with a range of payout values of zero to $25 million6 at the maximum, depending on performance level achieved.

•	Chief Executive Officer long-term incentive compensation granted in 2011 is comparable to peers6,7.
•	A major percentage, approximately 70%, of compensation granted in 20118 to named executive officers continues to be long-term and performance-based.
•	Executive long-term incentive awards were allocated approximately 80% to a TSR award and approximately 20% to a restricted stock award using maximum payout levels on the date of grant.
•
Payouts for the TSR awards are determined by Occidental’s TSR ranking within a peer group of twelve companies. Maximum payout is made only if Occidental ranks first within the peer group and no payout is made if Occidental ranks in the bottom three out of the twelve peer companies. Additionally, all payouts at higher than 50% of the award granted require that the company’s TSR be higher than the TSR of the S&P 500 Index for the same period.

•	In the event of a change of control, 2011 long-term incentive awards vest on a limited basis.
•
ROE awards granted to Mr. Chazen and Dr. Irani in 2008 that vested in 2011 were paid 50% in common stock and 50% in cash instead of 100% in cash. A number of shares equal to the net after-tax shares received must be retained for at least three years after the vesting date.

•	Long-term performance-based awards granted in 2011 to senior executives will be payable at least 50% in common stock.

IMPORTANT NOTE
IN COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION DISCLOSURE RULES, THE SUMMARY COMPENSATION TABLE (SEE PAGE 27) SHOWS TOTAL COMPENSATION VALUES FOR 2011 WHICH INCLUDE AMOUNTS NOT ONLY FOR THE EXECUTIVE COMPENSATION PACKAGES APPROVED BY THE COMPENSATION COMMITTEE IN 2011, BUT ALSO FOR 2011 PAYOUTS OF AWARDS GRANTED IN 2008 UNDER A PRIOR COMPENSATION PROGRAM. THE 2008 AWARDS PAID IN 2011 CONSTITUTE APPROXIMATELY THE FOLLOWING PERCENTAGES OF THE TOTAL AMOUNTS SHOWN FOR EACH EXECUTIVE: MR. CHAZEN (45%), DR. IRANI (65%) AND MESSRS. DE BRIER (37%), ALBRECHT (20%), LOWE (10%) AND LIENERT (20%). FOR AN EXPLANATION OF THE 2011 INDIVIDUAL EXECUTIVE COMPENSATION PACKAGES APPROVED BY THE COMPENSATION COMMITTEE, SEE PAGES 17 TO 22.

Compensation Program
The Compensation Committee’s executive compensation philosophy is that long-term performance of the company balanced with the consistent achievement of short-term financial goals are the key measures of executive performance. This approach links executive compensation to company performance and maximizes value creation for stockholders.

Company Performance. Specific performance highlights of the executive management team’s accomplishments for 2011 are presented on page 9 and include:

•	Oil and gas production growth to 733,000 barrels of oil equivalent per day, including record U.S. production in 2011;
•	Allocating and deploying capital with a focus on achieving well-above-cost-of-capital returns, delivering ROE of 19% and return on capital employed (ROCE) of 17%;
•
Consistent dividend growth of 332% and 11 increases since 2002, including a 21% increase in 2011 and a 17% increase announced in February 2012, bringing the 10-year compounded dividend growth rate to 15.8% per year;

•	Growth in Occidental’s market capitalization from $10 billion at year-end 2001 to $76 billion at year-end 2011; and
•	Cumulative TSR, which includes the change in stock price and dividends paid, of 110% over the past five years and 769% over the past ten years.

In order to ensure the retention of senior management and the success of the implementation of its strategic succession plan, the Compensation Committee developed a compensation program designed not only to be consistent with industry practice, but also to retain outstanding executives, as well as to provide incentives and reward them for achieving superior performance in the pursuit of Occidental’s long-term strategic objectives.

6
Value at mid-point and maximum based on Occidental common stock price on grant date and achievement of the cumulative net income goal for the Restricted Stock Award. Additionally, for mid-point performance, value is based on a TSR rank of sixth out of twelve peer companies for the TSR Award and, for maximum performance, on a TSR rank of first out of twelve peer companies and a TSR exceeding the S&P 500 Index TSR. The value of the payout at the end of the three-year performance period depends on the number of shares and share units earned based on performance achieved and on the stock price on the date of certification of the performance achieved.

7	Based on 2010 information reported for peer companies. See page 12 for information on peer companies.
8	Based on grant date fair value of long-term awards, target value of annual bonus and value of retirement benefits and other compensation.

11   2012 Notice of Annual Meeting and Proxy Statement

Peer Companies. In 2011, the Compensation Committee reviewed the peer company group used in 2010 to ensure continued comparability to Occidental. The considerations taken into account by the Compensation Committee in reviewing the composition of the peer company group were:

•	Alternative investment choices in the energy sector, including level of investment analyst coverage;
•	Competitors for projects and acquisitions worldwide;
•	Competitors for employees worldwide;
•	Proportion of each of oil and natural gas as a percentage of total proved reserves and total production;
•	Oil and gas production and reserves;
•	Total revenue and the percentage derived from upstream (exploration and production) activities; and
•	Market capitalization.

This review resulted in the modification of the peer group used in 2010 by replacing Marathon Oil Corporation, due to its significant decrease in market capitalization in connection with a restructuring, with Total S.A., whose market capitalization is more comparable to Occidental’s. In addition to Occidental, the peer companies (collectively, the peer group) are:

Anadarko Petroleum Corporation	Apache Corporation	Canadian Natural Resources Limited
Chevron Corporation	ConocoPhillips	Devon Energy Corporation
EOG Resources, Inc.	ExxonMobil Corporation	Hess Corporation
Royal Dutch Shell plc	Total S.A.

The Compensation Committee designated this group of companies as the peer group for purposes of comparing Occidental's cumulative TSR for performance purposes for the TSR award.

The Compensation Committee also reviewed information regarding oil and gas industry and the peer group companies’ executive compensation practices, programs and data that was publicly disclosed or available. Additionally, the Compensation Committee reviewed and considered broader based compensation surveys and related materials. The purpose of reviewing this information was to evaluate and understand how Occidental’s executive compensation program compares within the oil and gas industry, particularly with respect to types of awards, performance metrics for awards and reported levels of compensation. The information was not used to establish compensation or performance benchmarks or targets.

Occidental Petroleum Corporation  12

Compensation Discussion and Analysis

Elements of Program. The compensation program for named executive officers is primarily based on an at-risk, long-term approach that makes the largest proportion of the payouts dependent upon the achievement of specific performance measures over a minimum three-year period. The following table summarizes key features of the long-term and short-term incentive components of the 2011 executive compensation program.

Summary of Incentive Compensation
Compensation Component		Total Shareholder Return Award(2)	Restricted Stock Award	Executive Incentive Compensation Plan (Annual Incentive)
				Non-Equity Incentive (Performance-based Portion) – 60% of target	Bonus (Discretionary Portion) – 40% of target
Performance Period		3 Years	3-7 Years(3)	1 Year	1 Year
Form of Payout		50% Stock 50% Cash	Stock	Cash	Cash
Performance Basis		TSR ranking within peer group and, for payout above 50%, must exceed TSR of S&P 500 Index	Cumulative Net Income	Earnings Per Share (EPS)	Key performance areas:
• Governance and ethical conduct
• Functional and operating accomplishments
• Health, environment and safety
• Diversity
• Organizational development
Payout Range	Minimum Payout(1)	0%	0%	0%(4)	0%
	Performance Resulting in Minimum Payout	Bottom three out of twelve TSR ranking	Cumulative Net Income < $10 billion(3)	EPS ≤ $6.00	Subjective performance assessment
	Maximum Payout(1)	100% of performance share units granted	100% of shares granted	200%(4) of target value	200% of target value
	Performance Required for Maximum Payout	Ranking first in TSR and outperform S&P 500 Index	Cumulative Net Income ≥ $10 billion	EPS ≥ $8.00	Subjective performance assessment
(1)	Percent of grant for TSR award and restricted stock award and of target payout for Annual Incentive.
(2)	Payout percent for TSR award is determined by ranking within peer group as set forth in the chart on page 14.
(3)
The shares become non-forfeitable on the later of July 12, 2014, through which date the executive must remain employed by the company, and the date the Compensation Committee certifies the achievement of the Cumulative Net Income threshold. If the threshold is not met by June 30, 2018, the shares are forfeited entirely.

(4)	Target payout is achieved at $7.00 per share. Payout percent for EPS of $6.00-$8.00 is based on a linear interpolation of values between 0% and 200%.

13   2012 Notice of Annual Meeting and Proxy Statement

Long-Term Compensation.  This portion of compensation consists of performance-based awards that provide incentives for achieving results consistent with the goal of sustained growth in stockholder value. The Compensation Committee believes that long-term compensation should represent a significant majority of an executive’s total compensation package and that the levels of payouts should reflect the company’s performance levels. During the process of determining the composition of each named executive officer’s compensation package, the Compensation Committee evaluated many factors, including the following:

•	Alignment of executive and stockholder interests in achieving long-term growth in stockholder value;
•	Ensuring that maximum payouts are made only for exceptional performance;
•	Consistency with the compensation programs of peer companies9; and
•	Allocation of total compensation between long-term and short-term components.

This portion of the executive compensation program includes two types of awards: performance incentives based on TSR and restricted stock grants, both of which are widely used by Occidental’s peer group companies.

Total Shareholder Return Award. The Compensation Committee believes that the comparison of Occidental’s TSR over a specified period of time to peer companies’ returns over that same period is an objective external measure of the company’s effectiveness in translating its results into stockholder returns. TSR is the change in price of a share of common stock plus reinvested dividends over a specified period of time and is an indicator of management’s achievement of long-term growth in stockholder value. TSR awards use both comparative peer company (see page 12 for a discussion of the peer group) and S&P 500 Index TSRs to determine payout amounts and are not based on internal performance metrics. The TSR awards are designed to:

•	Align executive rewards with stockholder returns over a three-year period, which encourages executive focus on achieving higher long-term stockholder returns.
•
Reward higher returns in Occidental’s stock relative to the peer group stockholder returns, based on a ranking of the TSR performance of each company in the peer group. This approach neutralizes major market variables that impact the entire oil and gas industry, thereby rewarding the executives for superior performance compared to peer group companies.

•
Provide incentives for performance resulting in stockholder returns greater than the S&P 500 Index by requiring that Occidental’s TSR exceed the TSR of the S&P 500 Index in order to receive payouts in excess of 50% of the maximum payout. If this condition is not met, the payout that would otherwise be made is capped at 50% of the performance share units granted.

•	Satisfy the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

The TSR awards are denominated in performance share units, each of which is equivalent to one share of Occidental common stock.  Each grantee has the right to receive up to a certain number of performance share units, payable according to the company’s TSR performance compared to the TSRs of the peer companies and the S&P 500 Index. The percentage of such number of performance share units that will be payable at the end of the three-year performance period, which runs from July 1, 2011 through June 30, 2014, will depend on Occidental’s TSR performance on the following basis:

TSR Ranking	Payout as a % of Maximum Share Units(1)
1st	100%
2nd	85%
3rd	70%
4th	60%
5th	50%
6th	40%
7th	30%
8th	20%
9th	10%
10th	0%
11th	0%
12th	0%
(1)	To receive payout portions in excess of 50% of the share units, Occidental’s TSR must exceed the S&P 500 Index TSR.

The TSR award permits the maximum payout only for performance that ranks first within the peer group and is superior to the S&P 500 Index and provides no payout for performance that ranks in the bottom three peer companies. Approximately 80% of the long-term incentive award amount10 approved for the named executive officers in July 2011 (see pages 17 through 22) was in the form of TSR awards.

The award will be payable 50% in shares of the company’s common stock and 50% in cash. Cumulative dividend equivalents will be paid at the end of the three-year performance period and will be paid only on performance share units earned (including any portion paid in cash). A number of shares equal to 50% of the shares paid out on a net after-tax basis pursuant to the TSR awards to individuals who were named executive officers as of the end of the preceding year must be held by the executive for three years after payout. Additional terms are summarized in the Summary of Award Terms chart on page 30.

9	Based on publicly available 2010 information for peer companies.
10
Based on achievement of maximum performance levels and Occidental stock price on grant date.  The value of actual long-term incentive award payouts depends on the number of shares and share units earned based on the level of achievement of performance measures and Occidental’s stock price on the date of certification of the performance achieved.

Occidental Petroleum Corporation  14

Compensation Discussion and Analysis

Restricted Stock Award. Consistent with the executive compensation programs of a majority of the peer group companies, the Compensation Committee selected Restricted Stock Incentive Awards (RSI) as a component of executive long-term incentive compensation. The RSI is a grant of shares of the company’s common stock. The shares become non-forfeitable on the later of July 12, 2014, through which date the executive must remain employed by the company, and the date the Compensation Committee certifies the achievement of the performance goal. The performance goal is to attain a minimum cumulative reported net income amount during the period beginning July 1, 2011 and ending no later than June 30, 2018. If the performance goal is not met by June 30, 2018, the shares will be forfeited in their entirety. Named executive officers are required to retain beneficial ownership of a number of shares equal to 50% of the net after-tax shares received pursuant to this award for three years following the date on which such shares vest. Dividends will be paid on the shares from the grant date. The RSIs are intended to satisfy the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

Salary and Other Annual Compensation. The Compensation Committee believes that overall executive compensation should also include elements that reward executives for their continued employment and achievement of certain short-term goals which, over time, contribute to long-term growth of stockholder value. Consistent with the Compensation Committee’s goal of emphasizing long-term compensation, salary and other annual compensation represent a small portion of the 2011 compensation packages of the named executive officers. Short-term compensation includes base salary and other compensation, plus an Executive Incentive Compensation Plan (Annual Incentive) award.

Salary and Other Compensation. In 2009, as part of corporate-wide cost reductions, the base salaries of 18 highly compensated executives were reduced. As part of these reductions, Mr. Chazen, Dr. Irani and Messrs. de Brier and Lienert agreed to 10% salary reductions. During 2010, with improving economic conditions and increasingly competitive market circumstances, base salaries were restored, effective in 2011, to at least pre-2009 levels for all affected executives. The effect of these restorations appears in the 2011 salary levels shown in both the individual compensation tables (see pages 17 to 22) and in the Summary Compensation Table on page 27. Additionally,  Mr. Chazen’s base salary was increased in connection with his promotion to Chief Executive Officer. Mr. Lowe's salary was increased based on a review of performance, internal equity and compensation surveys.  Mr. Lienert's salary was increased in connection with his promotion to Chief Financial Officer. Certain other compensation and benefits that apply to senior executives are described under “Other Compensation and Benefits” beginning on page 24.

Executive Incentive Compensation Plan Award (Annual Incentive). The Annual Incentive is composed of a Non-Equity Incentive portion (60% of target value) and a Bonus portion (40% of target value). The Compensation Committee sets target amounts for each executive officer based on a review of commercially available compensation surveys and other publicly available information. In setting targets for each executive, the Compensation Committee considers each executive’s ability to influence Occidental’s performance during the one-year performance period.

Non-Equity Incentive Award (Performance-based Portion).
The Non-Equity Incentive (NEI) portion (60% of target value) is a performance-based cash award that is based on Occidental’s performance during the year as measured against EPS11 targets established in the first quarter of the year.  EPS was chosen as the financial target for all corporate executives because it directly impacts stockholder value, is a readily determinable measure of annual performance and rewards the executives for current operating performance. In early 2011, the Compensation Committee set the 2011 EPS targets (see table on page 13) based on consideration of management’s financial models, as well as a review of analysts’ estimates of Occidental’s earnings per share for 2011 and then-current estimates of global oil prices for 2011. The EPS for 2011 as certified by the Compensation Committee was $8.3911, which resulted in a payout percentage of 200%.

Bonus Award (Discretionary Portion). The Bonus portion (40% of target value) is a discretionary cash award that is based on the Compensation Committee’s subjective assessment of an executive’s handling of certain key performance areas, as well as the executive’s response to unanticipated challenges during the year. Key performance areas include organizational development; succession planning; governance and ethical conduct; functional and operating accomplishments; health, environment and safety responsibilities; and encouragement of diversity.

Individual Compensation Considerations
Overall, the Compensation Committee concluded that the senior executive management team has delivered financial results that have been consistently superior compared to the performance of its peer group over the long term, and has delivered exceptional growth in stockholder value over the long term. (See 2011 Performance Highlights beginning on page 9) The Compensation Committee believes the management team should be provided with incentives that will reward high performance in future years.

Considerations for each of the named executive officers with respect to 2011 compensation are discussed below.

11
For purposes of the Performance-Based Portion of the Annual Bonus, Core, Basic Earnings Per Share (EPS) is computed by excluding the “Significant Items Affecting Earnings” from Occidental’s Net Income Attributable to Common Stock and dividing this amount by the weighted-average basic shares outstanding. For a discussion of “Significant Items Affecting Earnings,” see ”Management Discussion and Analysis of Financial Condition and Results of Operations” in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2011.

15   2012 Notice of Annual Meeting and Proxy Statement

Mr. Chazen and Dr. Irani – Dr. Irani was elected as the Executive Chairman of Occidental in May 2011 after 20 years as the company’s Chairman and Chief Executive Officer. Consistent with the strategic succession plan established by the Board, Mr. Chazen was promoted to President and Chief Executive Officer.

In setting the total compensation values for Mr. Chazen and Dr. Irani, the Compensation Committee considered:

Enhanced Value Creation and Consistent Performance. As shown under the 2011 Performance Highlights beginning on page 9, Occidental’s performance, as demonstrated by key financial measures, has been consistent with recent years’ achievements and continues to place Occidental among the best performers in the oil and gas industry. Led by Mr. Chazen and Dr. Irani and relying on a disciplined business approach and return-focused capital allocation decisions, the company:

•	Replaced over 100% of its 2011 worldwide oil and gas production.
•	Increased worldwide production volume by approximately 4% to an average of 733,000 BOE per day over 2010.
•	Ended the year with diluted earnings per share of $8.32.
•	Delivered ROE of 19% for 2011 and a 3-year average annual ROE of 15% which places Occidental in the top third of 3-year ROE performance within its peer group.
•	Increased the annualized dividend by 21% in 2011, the tenth consecutive increase since 2002.
•	Maintained a “Single A” credit rating by all ratings agencies.
•	Ended the year with a debt to capitalization ratio of 13%.

Enhanced Prospects for Future Growth. Asset acquisitions and divestitures and international partnership agreements are expected to continue to provide an inventory of oil and gas development projects that are intended to fuel future growth. While new opportunities are continually assessed, 2011 was largely focused on implementing significant projects announced in late 2010 and early 2011. Results of those efforts were the following:

•	Divested poorly performing assets in Argentina in favor of acquiring assets in South Texas and North Dakota which represent more reliable growth opportunities for the company.
•
Following Occidental’s selection by the Government of Abu Dhabi to participate in the Al Hosn major gas project with a 40% participating interest, began implementation to meet a first production target date of 2014.

•	The acquisition of additional acreage in California continued to bolster Occidental’s position by bringing its total holdings in the state to approximately 1.7 million acres.
•
Continued expansion of operational projects in Oman, where Occidental is one of the largest oil producers, which resulted in a gross production increase from 120 MBOE per day in 2010 to 124 MBOE per day in 2011.

Identification and Development of Future Leadership. Mr. Chazen and Dr. Irani led a strategic succession planning process which was reviewed and approved by the Board of Directors. Through a series of promotions, developmental rotations and external recruiting, the current and future leadership team is positioned to successfully meet the challenges of a dynamic industry. Specific accomplishments included:

•	Seamless transition of the Chief Executive Officer role from Dr. Irani to Mr. Chazen after Mr. Chazen’s election as President and Chief Executive Officer at the 2011 Annual Meeting.
•	In-depth talent reviews within the company to ensure that the next generation of leaders has been identified and is being appropriately developed for increasingly responsible positions.
•	Significantly increased internal development programs and targeted recruiting to assure availability of sufficient talent to meet anticipated demographic impacts on managerial and technical resources.

Organizational Effectiveness. Under the joint leadership of Mr. Chazen and Dr. Irani, Occidental’s performance in the areas of Health, Environment, and Safety, Corporate Governance, and Social Responsibility continued to receive high praise in 2011 as evidenced by:

•
Occidental’s 2011 employee injury and illness incidence rate (IIR) of 0.37, its second-best level ever.  For 16 consecutive years, Occidental’s worldwide IIR has been less than 1.0 recordable injury per 100 employees.

•	Occidental’s completion of an extensive review of its safety and security in 2011 together with priority action plans to ensure continuous improvement.
•	Governance Metrics International overall score of 10 out of 10 in August 2011.
•	Fortune magazine’s 2011 World’s Most Admired Companies: No. 1 in Mining, Crude Oil Production.
•	Barron’s List of the World’s Most Respected Companies for 2011.
•	Corporate Responsibility Magazine 100 Best Corporate Citizen List for 2011.

Occidental Petroleum Corporation  16

Compensation Discussion and Analysis

Mr. Chazen – Mr. Chazen became the President and Chief Executive Officer in May 2011. Previously, he had been the President and Chief Operating Officer of Occidental since August 2010, the President and Chief Financial Officer since 2007 and the Chief Financial Officer since 1999. As Chief Executive Officer, Mr. Chazen is responsible for all operations, financial management of the company and for implementing the company’s strategy.

The components of Mr. Chazen’s compensation approved by the Compensation Committee in 2011 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$1,400,000
Mr. Chazen’s base salary was increased to $1,400,000, effective May 1, 2011, reflecting his increased operational responsibilities as President and Chief Executive Officer. This base salary is below the median for peer company Chief Executive Officers. Peer companies are listed on page 12.

Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$1,680,000	$3,360,000
An annual incentive award target of $2,800,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. The Annual Incentive target represents approximately 18% of his grant date fair value total compensation as shown in the middle column of this table and, when combined with base salary, is within the peer group range for salary and bonus(2). Actual payouts for both components are shown in the Summary Compensation Table on page 27(3).

Bonus (Discretionary Portion)	$0		$1,120,000	$2,240,000
Long-Term Incentive
Total Shareholder Return Award(4)	$0		$6,000,000	$20,000,000	(5)	The Compensation Committee determined that Mr. Chazen’s long-term incentive value should be based on the values used for the Chief Executive Officer in 2010 and, so, determined that a maximum total long-term incentive opportunity of $25,000,000(5) on the grant date met the company’s objectives. This level is consistent with the peer group companies(2).
Restricted Stock Award(6)	$0		$5,000,000	$5,000,000	(5)
Retirement Plans			$486,060			Mr. Chazen participates in the company’s benefit plans on the same basis as all U.S. salaried employees (see page 24).
Other Compensation			$0
Total Compensation	$1,886,060	(7)	$15,686,060	$32,486,060	(7)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 29. Annual Incentive values are shown at target values. All other values are shown at December 31, 2011 values.

(2)
References to peer group values are for the peer companies listed on page 12 and are based on 2010 published information available at the time compensation decisions were made, including the reported minimum, midpoint and maximum values for long-term incentive awards.

(3)
Payouts of the Discretionary Portion are based on the Compensation Committee’s subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(4)	TSR award details are described on page 14.
(5)	Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.
(6)	RSI award details are described on page 15.
(7)	Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

17   2012 Notice of Annual Meeting and Proxy Statement

Dr. Irani – Dr. Irani became the Executive Chairman in May 2011. Previously, Dr. Irani had been the Chairman and Chief Executive Officer of Occidental since 1990. Under his leadership, Occidental has grown to become the fourth-largest oil and gas company in the U.S. based on market capitalization as of December 31, 2011. Dr. Irani consults with the Board as it sets strategic direction for the company, presides at all meetings of the Board and stockholders and remains responsible for international business development and certain corporate departments.

The components of Dr. Irani’s compensation approved by the Compensation Committee in 2011 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$1,300,000			As discussed on page 15, Dr. Irani's base salary was restored to $1,300,000 effective January 1, 2011.
Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$1,500,000	$3,000,000
An annual incentive award target of $2,500,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. The annual incentive target represents approximately 16%, and when combined with base salary represents approximately 24%, of his grant date fair value total compensation as shown in the middle column of this table. Actual payouts for both components are shown in the Summary Compensation Table on page 27 (2).

Bonus (Discretionary Portion)	$0		$1,000,000	$2,000,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$5,400,000	$18,000,000	(4)
The Compensation Committee set Dr. Irani's long-term incentive award value at a level that is consistent with his role as Executive Chairman and his long experience as the company’s Chief Executive Officer. After reviewing published data and Dr. Irani’s expected contributions to company performance, the Compensation Committee determined that a maximum total long-term incentive opportunity of $23 million(4) on the grant date, split between TSR awards (78%) and RSI awards (22%), met the company’s objectives.

Restricted Stock Award(5)	$0		$5,000,000	$5,000,000	(4)
Retirement Plans			$675,660			Dr. Irani participates in the company’s benefit plans on the same basis as all U.S. salaried employees (see page 24).
Other Compensation						Under the terms of his employment agreement, Dr. Irani received:
Life Insurance			$105,163			Life insurance premiums for coverage at a level of three times his highest career annual salary.
Personal Benefits			$919,366			Personal benefits for security services and tax preparation and financial planning.
Total Compensation	$3,000,189	(6)	$15,900,189	$31,000,189	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 29. Annual Incentive values are shown at target values. All other values are shown at December 31, 2011 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)	TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)	RSI award details are described on page 15.
(6)	Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

Occidental Petroleum Corporation  18

Compensation Discussion and Analysis

Mr. de Brier – Mr. de Brier is Executive Vice President, General Counsel and Corporate Secretary. As such, he is responsible for Occidental’s worldwide legal activities. He is also responsible for the following functions: corporate compliance; health, environment and safety; communications and public affairs; social responsibility; and security.

The components of Mr. de Brier’s compensation approved by the Compensation Committee in 2011 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$550,000			As discussed on page 15, Mr. de Brier’s base salary was restored to $550,000, effective January 1, 2011.
Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$240,000	$480,000
An annual incentive award target of $400,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. Actual payouts for both components are shown in the Summary Compensation Table on page 27 (2).

Bonus (Discretionary Portion)	$0		$160,000	$320,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,920,000	$6,400,000	(4)
The Compensation Committee determined Mr. de Brier’s long-term incentive value based on a number of factors, including his individual ability to affect company performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information.

Restricted Stock Award(5)	$0		$1,600,000	$1,600,000	(4)
Retirement Plans			$157,500			Mr. de Brier participates in the company’s benefit plans on the same basis as all U.S. salaried employees (see page 24).
Other Compensation						Under the terms of his employment agreement, Mr. de Brier received:
Life Insurance			$34,005			Life insurance premiums for additional coverage at a level of one time his base salary.
Personal Benefits			$34,823			Personal benefits for security services, tax preparation and financial counseling, club dues and excess liability insurance.
Total Compensation	$776,328	(6)	$4,696,328	$9,576,328	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 29. Annual Incentive values are shown at target values. All other values are shown at December 31, 2011 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of Dr. Irani’s recommendation, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)	TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)	RSI award details are described on page 15.
(6)	Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

19   2012 Notice of Annual Meeting and Proxy Statement

Mr. Albrecht – Mr. Albrecht is Vice President of Occidental and President, Americas, Oxy Oil and Gas and was Vice President of Occidental and President, Oxy Oil and Gas, USA from 2008 through 2011. Mr. Albrecht is responsible for all North America (excluding California) and Latin America oil and gas operations.

The components of Mr. Albrecht’s compensation approved by the Compensation Committee in 2011 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$500,000
Base salaries are reviewed annually based on several factors including individual performance, internal equity and information from commercially available compensation surveys and other publicly available information.

Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$360,000	$720,000
An annual incentive award target of $600,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. Actual payouts for both components are shown in the Summary Compensation Table on page 27(2).

Bonus (Discretionary Portion)	$0		$240,000	$480,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,920,000	$6,400,000	(4)
The Compensation Committee determined Mr. Albrecht’s long-term incentive value based on a number of factors including his individual performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information.

Restricted Stock Award(5)	$0		$1,600,000	$1,600,000	(4)
Retirement Plans			$164,460			Mr. Albrecht participates in the company’s benefit plans on the same basis all U.S. salaried employees (see page 24).
Other Compensation
Personal Benefits			$537,436
Mr. Albrecht received personal benefits for tax preparation and financial counseling, excess liability insurance and relocation benefits, as well as tax gross-ups related to relocation benefits and spousal travel.

Total Compensation	$1,201,896	(6)	$5,321,896	$10,401,896	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 29. Annual Incentive values are shown at target values. All other values are shown at December 31, 2011 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)	TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)	RSI award details are described on page 15.
(6)	Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

Occidental Petroleum Corporation   20

Compensation Discussion and Analysis

Mr. Lowe – Mr. Lowe has been Vice President of Occidental since 2008 and President, Oxy Oil and Gas - International Production since 2009. As such, Mr. Lowe is responsible for Occidental’s oil and gas operations other than those in the Americas and for the oil and gas segment’s international business development and engineering operations.

The components of Mr. Lowe’s compensation approved by the Compensation Committee in 2011 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$500,000
Base salaries are reviewed annually based on several factors including individual performance, internal equity, and information from commercially available compensation surveys and other publicly available information. Based on this review, Mr. Lowe’s base salary was increased to $500,000, effective January 1, 2011.

Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$360,000	$720,000
An annual incentive award target of $600,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. Actual payouts for both components are shown in the Summary Compensation Table on page 27(2).

Bonus (Discretionary Portion)	$0		$240,000	$480,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,920,000	$6,400,000	(4)
The Compensation Committee determined Mr. Lowe’s long-term incentive value based on a number of factors, including his individual performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information.

Restricted Stock Award(5)	$0		$1,600,000	$1,600,000	(4)
Retirement Plans			$164,820			Mr. Lowe participates in the company’s benefit plans on the same basis all U.S. salaried employees (see page 24).
Other Compensation
Personal Benefits			$27,200			Mr. Lowe received tax gross-ups related to spousal travel.
Total Compensation	$692,020	(6)	$4,812,020	$9,892,020	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 29. Annual Incentive values are shown at target values. All other values are shown at December 31, 2011 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)	TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)	RSI award details are described on page 15.
(6)	Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

21   2012 Notice of Annual Meeting and Proxy Statement

Mr. Lienert – Mr. Lienert has been Executive Vice President and Chief Financial Officer since August 2010 and prior to that he was Executive Vice President – Finance and Planning since 2006. As Executive Vice President and Chief Financial Officer, he is responsible for the tax, treasury, controller, information technology and supply chain functions.

The components of Mr. Lienert’s compensation approved by the Compensation Committee in 2011 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$450,000			Mr. Lienert’s base salary was restored, as discussed on page 15, and increased to $450,000, effective January 1, 2011, reflecting his increased responsibilities as Chief Financial Officer.
Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$240,000	$480,000
An annual incentive award target of $400,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. Actual payouts for both components are shown in the Summary Compensation Table on page 27(2).

Bonus (Discretionary Portion)	$0		$160,000	$320,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,200,000	$4,000,000	(4)
The Compensation Committee determined Mr. Lienert’s long-term incentive value based on a number of factors, including his individual performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information.

Restricted Stock Award(5)	$0		$1,000,000	$1,000,000	(4)
Retirement Plans			$131,580			Mr. Lienert participates in the company’s benefit plans on the same basis all U.S. salaried employees (see page 24).
Other Compensation
Personal Benefits			$27,113			Mr. Lienert received personal benefits for tax preparation and financial counseling, club dues and excess liability insurance.
Total Compensation	$608,693	(6)	$3,208,693	$6,408,693	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 29. Annual Incentive values are shown at target values. All other values are shown at December 31, 2011 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)	TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)	RSI award details are described on page 15.
(6)	Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

Occidental Petroleum Corporation 22

Compensation Discussion and Analysis

Succession Planning
The Board of Directors annually considers persons to succeed all of the company’s key executive officers and more than 50 other senior-level positions at Occidental and its subsidiaries to ensure that management of the company is not disrupted by changes in key leadership positions. For each position, the review includes the background, training, qualities and other characteristics that would be desirable in candidates, as well as consideration of possible successors. Possible successors include individuals in the same business group or function as well as individuals in other business groups and functions. Consideration is also given to deliberate rotational moves, which have proven to be an effective means of preparing highly capable employees for roles of increasing responsibility. In cases where there is not a strong internal candidate, the succession plan identifies a candidate who could fill the position on an interim basis while an outside search is conducted for a permanent replacement. In 2011, Dr. Irani and Mr. Chazen led the review with respect to the successors to the executive officers other than themselves, as well as division and functional heads presented to the Board with respect to positions that report to them. The effectiveness of this regular and thorough process is demonstrated by the smooth transitions that occurred with the retirements of several named executive officers during the past three years.

Consistent with Occidental’s previously announced strategic succession plan, effective at the May 2011 Annual Meeting of Stockholders, Mr. Chazen became the President and Chief Executive Officer and Dr. Irani became the Executive Chairman.

Participants in Executive Compensation Process
The Compensation Committee obtains input, advice and information from management, investors and investor advisory groups and compensation consultants as part of the process of determining executive compensation.

Role of Management in Executive Compensation. The Compensation Committee sets compensation for Occidental’s senior executives. In 2011, Mr. Chazen’s and Dr. Irani’s compensation packages were set only by the Compensation Committee. Dr. Irani recommended compensation for Mr. de Brier. Mr. Chazen and Dr. Irani recommended compensation for Messrs. Albrecht, Lowe and Lienert to the Compensation Committee. Mr. Chazen and Dr. Irani and the Executive Vice President - Human Resources were present for a portion of each of the Compensation Committee meetings, but were not present when compensation decisions regarding Mr. Chazen or Dr. Irani were discussed and made. Prior to becoming Chief Executive Officer, Mr. Chazen was present for a portion of certain meetings to provide the Compensation Committee information regarding Occidental’s financial and operating plans and results. Mr. de Brier was present for a portion of certain meetings to discuss legal matters. Management interacts with compensation consultants as necessary and prepares materials for each Compensation Committee meeting to assist the Compensation Committee in its consideration of executive compensation programs and policies and its administration of plans and programs.

Role of Investors and Stockholder Advisory Groups. Occidental maintains an ongoing dialogue with its stockholders and certain stockholder advisory groups. Occidental’s Lead Independent Director and the Chairman of the Compensation Committee participated in meetings with some of Occidental’s institutional investors throughout 2011. Meetings were held in person with investors individually and by conference calls with groups of investors. Discussions at the meetings included, among other topics, succession planning and selection of performance targets and peer companies and other compensation practices. Feedback obtained from the meetings was provided to the Compensation Committee and the full Board. Comments from investor meetings have been taken into consideration in Occidental’s ongoing efforts to improve its compensation program and the quality of its compensation disclosures.

Role of Compensation Consultants. In 2011, Occidental participated in compensation surveys conducted by Towers Watson, Frederic W. Cook & Co. and other compensation consultants in order to better understand general external compensation practices, including executive compensation. From time to time, Occidental, through its executive compensation department or the Compensation Committee, will engage a consultant to provide advice on specific compensation issues. The Board’s policy on retention of independent compensation consultants adopted in 2008 is set forth in Occidental’s corporate governance policies at www.oxy.com.

Risk Management of Compensation Policies and Practices
While the executive compensation program has a high pay-at-risk profile, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that the program, through a balanced set of performance metrics, enhances Occidental’s business performance by encouraging appropriate levels of risk-taking by executives. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Occidental and its stockholders is mitigated by several factors:

•	Program elements that utilize both annual and longer-term performance periods, with the most substantial portion having terms of at least three years.
•	Transparent performance metrics that utilize absolute and relative measures which are readily ascertainable from public information.
•	Use of external, not internal, performance metrics, such as TSR, for the substantial majority of the long-term performance-based incentive awards.
•	Comparative nature of TSR performance measure that neutralizes the potential impact that volatile world oil prices alone could otherwise have on the company’s TSR.
•	Payouts of long-term incentive awards that are intended to be weighted more heavily toward stock than to cash.
•
Stringent share ownership guidelines for executives and the additional requirement that named executive officers retain a number of shares equal to at least 50% of net after-tax shares acquired through equity awards granted after 2008 for at least three years following vesting of such awards. Dr. Irani is Occidental’s largest individual stockholder and Occidental holdings represent sizable portions of the personal net worths of Messrs. Chazen, de Brier, Albrecht, Lowe and Lienert.

•	Forfeiture provisions for unvested awards in the event of violations of Occidental’s Code of Business Conduct.

23   2012 Notice of Annual Meeting and Proxy Statement

Certification of Previously Granted Performance Stock Awards
Performance Stock Awards (PSAs). No future grants of PSAs are planned at this time. Prior to 2008, a Performance Stock Award was granted effective January 1 of each year. The PSA is an equity award similar to a TSR incentive award except that (1) the payout was determined by reference to a matrix of possible results included in the award agreement, and (2) the amounts earned in excess of target were settled in cash. The PSAs for which the performance period ended on December 31, 2010 were certified for payment at the February 2011 Compensation Committee meeting. Occidental ranked first out of the eight12 peer companies at December 31, 2010 with a four-year TSR of 110.1%, and, as a result the payout was at the maximum level of 200% of the target number of shares for all of the participating named executive officers. The payout amounts for those awards are included in the Options Exercised and Stock Vested table on page 32.

Return on Equity Incentive Awards (ROEIs). No future grants of ROEIs are planned at this time. In July 2008, the Compensation Committee granted ROEIs to the then-named executive officers. The ROEIs were cash awards, which used cumulative ROE over a three-year period, July 1, 2008 through June 30, 2011, as the performance measure. At its July 2011 meeting, the Compensation Committee modified the payouts for Mr. Chazen and Dr. Irani to be made 50% in common stock and 50% in cash. The ROEIs were certified for payment in July 2011 by the Compensation Committee. Occidental’s cumulative ROE for the performance period was 44.53%, which exceeded the 33% cumulative ROE required for any payout, but did not meet the 54% cumulative ROE required for maximum payout at 200%. As a result, the payout was at 109.8% for all of the participating named executive officers. The amounts earned by each of the named executive officers were: Mr. Chazen - $14,274,049; Dr. Irani - $32,116,505; Mr. de Brier - $2,854,800; Mr. Albrecht - $1,427,400; Mr. Lowe - $549,000; and Mr. Lienert - $878,400. Mr. Chazen and Dr. Irani received 50% in shares of common stock (67,804 and 152,558 shares, respectively) and 50% in cash. A number of shares equal to the net after-tax shares received must be retained for at least three years. The other named executive officers received their amounts in cash. The stock and cash portions of the payouts are included in the Summary Compensation Table on page 27. Additionally, in July 2011, in recognition of the uncertainty of the effects of the events which occurred in Libya during the ROE performance period, the named executive officers acknowledged that in the future the Compensation Committee could reduce compensation if a write down in certain assets related to Libya occurs within a defined time period. Compensation could be reduced if such write down would have resulted in a lower payout value for this award if the write down had occurred during the performance period.

Total Shareholder Return Awards. In July 2007, the Compensation Committee granted TSR awards to the then named executive officers. The TSR awards granted in 2007 were performance-based awards based on Occidental’s TSR compared to the TSR of other peer companies13 over a four-year period, July 18, 2007 through July 17, 2011, and were payable from 0 to 150% depending on Occidental’s performance. The TSR awards were certified for payment in July 2011 by the Compensation Committee. Occidental ranked in the top third of the peer group with a TSR of 85.9%, and, as a result, the payout was at the maximum level of 150% of the target share units for all of the participating named executive officers. The amounts earned were: Mr. Chazen - $17,846,517; Dr. Irani - $40,154,585; Mr. de Brier - $3,390,846; and Mr. Lienert - $1,835,840. The amounts were paid 50% in shares of common stock and 50% in cash. The payout amounts are included in the Options Exercised and Stock Vested table on page 32.

Other Compensation and Benefits
Occidental does not have a defined benefit pension program that provides salaried employees a fixed monthly retirement payment.

Qualified Defined Contribution Plans. All salaried employees on the U.S. dollar payroll, including the named executive officers, are eligible to participate in one or more tax-qualified, defined contribution plans. The defined contribution retirement plan, which provides for periodic contributions by Occidental based on annual cash compensation and age, up to certain levels pursuant to Internal Revenue Service (IRS) regulations, was implemented as a successor plan to the defined benefit pension plan that was terminated in 1983. For 2011, the defined contribution 401(k) savings plan permitted employees to save a percentage of their annual salary up to the $245,000 limit set by IRS regulations, and the employee pre-tax contribution was limited to $16,500. Employees may direct their contributions to a variety of investments. Occidental generally matches employee contributions with Occidental common stock on a dollar-for-dollar basis, in an amount up to 6% of the employee’s base salary. The amounts contributed to the qualified plans on behalf of the named executive officers are detailed under “All Other Compensation” in the Summary Compensation Table on page 27. As of December 31, 2011, the aggregate balances under the qualified plans were: Mr. Chazen - $1,773,073; Dr. Irani - $6,346,575; Mr. de Brier - $2,869,294; Mr. Albrecht - $210,186; Mr. Lowe - $2,487,863; and Mr. Lienert - $2,167,261. The named executive officers are fully vested in their account balances under the qualified plans.

Nonqualified Defined Contribution Retirement Plan. Occidental’s nonqualified retirement plan is described on page 33. The amounts contributed to the nonqualified retirement plan on behalf of the named executive officers are detailed under “All Other Compensation” in the Summary Compensation Table on page 27. Company contributions, aggregate earnings and aggregate balances for the named executive officers in the nonqualified retirement plan are included in the Nonqualified Deferred Compensation table on page 33.

12
The peer companies in addition to Occidental were Anadarko Petroleum Corporation, Apache Corporation, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, ExxonMobil Corporation and Hess Corporation.

13
The peer companies in addition to Occidental were Anadarko Petroleum Corporation, Apache Corporation, BP p.l.c., Chevron Corporation, ConocoPhillips, Devon Energy Corporation, ExxonMobil Corporation and Royal Dutch Shell plc.

Occidental Petroleum Corporation   24

Compensation Discussion and Analysis

Nonqualified Deferred Compensation Plan – Occidental’s nonqualified deferred compensation plan is described on page 33. The amounts of salary and bonuses deferred by the named executive officers are included as compensation in the “Salary,” “Bonus” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 27, as appropriate, in the year of deferral. The above-market portion of the accrued interest on deferred amounts is reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Contributions, aggregate earnings and aggregate balances for the named executive officers for the nonqualified deferred compensation plans are shown in the Nonqualified Deferred Compensation table on page 33.

Employment Agreements – Employment agreements may be offered to key executives for recruitment and retention purposes and to ensure the continuity and stability of management. The employment agreements for Mr. Chazen, Dr. Irani and Mr. de Brier, the only named executive officers with employment agreements, are discussed under “Potential Payments Upon Termination or Change of Control” beginning on page 34.

Security – Personal security services, including home detection and alarm systems and personal security guards, are provided to certain executives to address perceived risks, at allocated costs based on actual charges and presented to the Compensation Committee.

Tax Preparation and Financial Planning – A select group of executives, including each of the named executive officers, is eligible to receive reimbursement for financial planning and investment advice, including legal advice related to tax and financial matters, and in Dr. Irani’s case, investment services. Eligible executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the Internal Revenue Service in order to ensure compliance with applicable tax laws.

Corporate Aircraft Use – Executives and directors may use corporate aircraft for personal travel, if space is available. The named executive officers and directors reimburse Occidental for personal use of company aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations).

Insurance – Occidental offers a variety of health coverage options to all employees. Senior executives participate in these plans on the same terms as other employees. In addition, for all employees above a certain job level, Occidental pays for an annual physical examination. The company provides all salaried employees with life insurance equal to twice the employee’s base salary. For certain senior employees, Occidental increases that to three times base salary. Occidental also provides senior executives with excess liability insurance coverage.

Other – Other benefits are included under “All Other Compensation” in the Summary Compensation Table on page 27.

Stock Ownership Guidelines
Occidental has had minimum stock ownership guidelines for Occidental’s senior management since 1996. For more information and detail on Occidental’s stock ownership guidelines, see www.oxy.com. As of February 29, 2012, all the named executive officers held stock in excess of the guidelines. Additionally, named executive officers are required to retain a number of shares equal to 50% of the net after-tax shares received pursuant to equity awards granted after 2008 for at least three years after the vesting date.

The target ownership requirements and the named executive officers’ compliance with the requirements are set forth in the table below.

EXECUTIVE STOCK OWNERSHIP GUIDELINES Executive Ownership as of February 29, 2012
	Target Ownership Requirement		Actual Ownership
Name	Multiple of Base Salary	Multiple Expressed in Dollars	Multiple of Base Salary(1)	Value of Shares Held by Executive(2)
Stephen I. Chazen	10	$14,000,000	188	$262,722,251
Ray R. Irani	10	$13,000,000	690	$896,384,772
Donald P. de Brier	5	$2,750,000	153	$84,111,887
William E. Albrecht	5	$2,500,000	25	$12,707,152
Edward A. Lowe	5	$2,500,000	24	$11,948,904
James M. Lienert	5	$2,250,000	49	$22,256,903
(1)	The following forms of stock ownership are counted toward satisfaction of the guidelines:
•
Direct stock holdings, including shares held in a living trust or by a family partnership or corporation controlled by the officer unless the officer expressly disclaims beneficial ownership of such shares.

• Shares held in the Occidental Petroleum Corporation Savings Plan.
•
Outstanding long-term stock awards, including, without limitation, restricted stock awards, restricted stock units, performance stock awards and performance stock units, valued at target or midpoint performance level, as applicable. Stock options and stock appreciation rights are not included.

(2)	Value is based on the closing price on the New York Stock Exchange of the Common Stock as of February 29, 2012, which was $104.37.

25   2012 Notice of Annual Meeting and Proxy Statement

Equity Grant Practices
The Compensation Committee generally grants equity awards at its regularly scheduled July meeting normally held the day before the regularly scheduled Board meeting. Board meeting dates are set in the prior year. The grant date value of Occidental stock is based on the closing price on the New York Stock Exchange on the day the Compensation Committee grants equity awards. As specifically authorized by the terms of the 2005 Long-Term Incentive Plan, the Compensation Committee has delegated to the Executive Chairman and to the Chief Executive Officer the authority to grant awards in the event a new employee is hired between Compensation Committee meeting dates, and an equity award has been deemed to be an important element in persuading the employee to join Occidental. In such cases, the award is generally made on the date the employee starts employment. Any such award granted to an executive officer is subsequently reported to the Compensation Committee.

The Compensation Committee does not anticipate granting any additional options or stock appreciation rights to Occidental’s named executive officers at this time. To the extent that any such awards are granted in the future, such grants would vest on a pro rata basis in the event of the grantee’s death; and, if such awards are performance-based, payout of any vested portion would continue to be subject to satisfaction of the performance objective. Beginning in 2010, equity grants vest on a limited basis in the event of a change of control.

The 2005 Long-Term Incentive Plan provides that no individual may be granted awards under that Plan in excess of the specified Plan limits. For purposes of applying the share limit, the target incentive value of awards, regardless of whether equity or cash awards, may be converted to a share unit equivalent.

Consequences of Misconduct
In 1997, Occidental’s Board of Directors adopted a Code of Business Conduct that prohibits any officer, employee or director from violating or circumventing any law of the United States or a foreign country during the course of his or her employment. The Audit Committee of the Board of Directors oversees compliance with the Code of Business Conduct and has put in place procedures, including a compliance hotline, to ensure that all violations or suspected violations of the Code of Business Conduct are reported promptly, without fear of retaliation. In general, misconduct may have several consequences, including the following:

•
If a named executive officer were found to have violated the Code of Business Conduct, the officer would be subject to disciplinary action, which may include termination, referral for criminal prosecution and reimbursement to Occidental or others for any losses or damages resulting from the violation.

•	Stock awards may be forfeited in whole or in part in the case of an employee’s termination for cause.
•
Beginning with the awards granted in 2008, awards for continuing employees may be forfeited in whole or in part for violations of the Code of Business Conduct or other provisions of the award agreement.

Tax Deductibility Under Section 162(m)
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of non-performance-based compensation that Occidental may deduct in any one year with respect to certain of its highest-paid executive officers. Certain qualified performance-based compensation is not subject to the deduction limit. The TSR awards and RSI awards, but not the Annual Incentive awards, granted in 2011 to executive officers subject to Section 162(m) are expected to be tax deductible. Although tax consequences are considered in its compensation decisions, the Compensation Committee has not adopted a policy that all compensation must be deductible. Rather, the Compensation Committee gives priority to the overall compensation objectives discussed above.

Compensation Committee Report
The Executive Compensation and Human Resources Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2011, including the Compensation Committee’s commitment to pay for performance and the decisions made by the Executive Compensation and Human Resources Committee that recognize the exceptional long-term performance of Occidental under the leadership of the named executive officers. Based on these reviews and discussions, the Executive Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2012 Annual Meeting of Stockholders.

Respectfully submitted,

THE EXECUTIVE COMPENSATION AND
HUMAN RESOURCES COMMITTEE

Spencer Abraham (Chair)
Howard I. Atkins
Edward P. Djerejian
Avedick B. Poladian
Rodolfo Segovia
Rosemary Tomich

Occidental Petroleum Corporation   26

Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES
Executive Compensation Tables
Set forth below are tables and information showing for Mr. Chazen, Occidental’s principal executive officer since May 2011, Dr. Irani, Occidental’s principal executive officer until May 2011, Mr. Lienert, Occidental’s principal financial officer, and the three other highest-paid executive officers of Occidental serving as executive officers on December 31, 2011: (1) in summary form, the compensation attributed to such executives for 2011, 2010 and 2009, as applicable; (2) the equity and non-equity incentive awards granted to such executives in 2011; (3) the outstanding equity awards held by such executives as of December 31, 2011; (4) the options exercised by such executives and their stock awards vested during 2011; (5) the required information related to the nonqualified deferred compensation plans for such executives; and (6) the required information related to potential payments upon termination or change of control for such executives. The compensation tables should be read in conjunction with the Compensation Discussion and Analysis (see page 10), which explains Occidental’s compensation plans and philosophy and provides information about the compensation decisions made with respect to the named executive officers in 2011.

Summary Compensation Table
The table below and the accompanying footnotes summarize the 2011, 2010 and 2009 compensation for the principal executive officers, the principal financial officer and the three other highest-paid executives.

PLEASE NOTE: AMOUNTS SHOWN BELOW UNDER THE STOCK AWARDS, NON-EQUITY INCENTIVE PLAN COMPENSATION AND TOTAL COLUMNS FOR 2010 AND 2011 INCLUDE PAYOUTS FOR AWARDS THAT WERE GRANTED IN 2007 AND 2008, RESPECTIVELY, UNDER THE PRIOR COMPENSATION PROGRAM. THESE PAYMENTS UNDER PRIOR AWARDS CONSTITUTE APPROXIMATELY THE FOLLOWING PERCENTAGES OF THE TOTAL AMOUNTS FOR 2011 SHOWN FOR EACH EXECUTIVE: MR. CHAZEN (45%), DR. IRANI (65%) AND MESSRS. DE BRIER (37%), ALBRECHT (20%), LOWE (10%) AND LIENERT (20%).

Summary Compensation Table
Name /Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Stephen I. Chazen President and Chief Executive Officer
2011	$1,266,667	$1,340,000	$18,137,049	(6)	$0	$10,497,000	(7)	$0	$486,060	(8)	$31,726,776	(9)
2010	$766,667	$800,000	$21,800,000		$0	$14,395,000		$0	$318,677		$38,080,344
2009	$720,000	$420,000	$11,003,956		$0	$1,032,240		$0	$309,269		$13,485,465

Ray R. Irani Executive Chairman
2011	$1,300,000	$1,250,000	$26,458,255	(10)	$0	$19,058,250	(7)	$0	$1,700,189	(11)	$49,766,694	(9)
2010	$1,191,667	$1,400,000	$40,250,000		$0	$31,575,000		$0	$1,690,343		$76,107,010
2009	$1,170,000	$1,200,000	$24,758,827		$0	$2,552,550		$0	$1,719,979		$31,401,356

Donald P. de Brier Executive Vice President, General Counsel and Secretary
2011	$550,000	$160,000	$3,520,000	(12)	$0	$3,334,800	(7)	$0	$226,328	(13)	$7,791,128	(9)
2010	$495,900	$160,000	$3,520,000		$0	$5,312,000		$0	$251,133		$9,739,033
2009	$495,900	$170,000	$2,200,850		$0	$432,755		$0	$253,178		$3,552,683

William E. Albrecht Vice President and President, Americas, Oxy Oil and Gas
2011	$500,000	$180,000	$3,520,000	(14)	$0	$2,147,400	(7)	$0	$701,896	(15)	$7,049,296	(9)
2010	$500,000	$200,000	$3,080,000		$0	$465,000		$0	$192,246		$4,437,246
2009	$400,000	$220,000	$1,650,637		$0	$448,800		$0	$122,944		$2,842,381

Edward A. Lowe Vice President and President, Oxy Oil and Gas - International Production
2011	$500,000	$170,000	$3,520,000	(16)	$0	$1,269,000	(7)	$0	$192,020	(17)	$5,651,020	(9)
2010	$460,000	$240,000	$3,080,000		$0	$428,000		$0	$180,564		$4,388,564

James M. Lienert Executive Vice President and Chief Financial Officer
2011	$450,000	$160,000	$2,200,000	(18)	$0	$1,358,400	(7)	$200	$158,693	(19)	$4,327,293	(9)
2010	$400,500	$140,000	$2,200,000		$0	$326,000		$185	$160,830		$3,227,515

27   2012 Notice of Annual Meeting and Proxy Statement

(1)
The amounts shown in 2011 reflect the restoration of salaries to levels in effect prior to the 2009 salary reductions and in the case of Messrs. Chazen and Lienert, reflect further increases in connection with their promotions, and in the case of Mr. Lowe, an increase due to market and performance considerations. For information on salaries see page 15 and the individual compensation tables on pages 17 to 22.

(2)	The amounts shown represent the discretionary portion of the executive’s Annual Incentive award.
(3)
Awards that are payable in stock or based on stock value are stated at the grant date fair value, which incorporates the value of Occidental’s stock as well as the estimated payout percentage as of the grant date. See Note 12 to Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards. The 2011 and 2010 amounts for Mr. Chazen and Dr. Irani include the value of the stock portion of the payout of the ROEI awards that were granted in 2008 and 2007 and paid in 2011 and 2010, respectively. The awards were initially granted as cash awards and then modified by the Compensation Committee for the amounts earned to be paid to Mr. Chazen and Dr. Irani 50% in shares of common stock and 50% in cash.  For information on the payment of the 2008 ROEI awards, see page 24.

(4)
The amounts represent the performance-based portion of the executive’s Annual Incentive award and, for 2011, the cash portion of the payout of the ROEI awards that were granted in 2008 and paid in 2011 for all named executive officers. For 2010, the amounts for Mr. Chazen, Dr. Irani and Mr. de Brier include the cash portion of the payout of the ROEI awards that were granted in 2007 and paid in 2010. The payout related to the Annual Incentive award was determined based on Occidental’s attainment of specified earnings per share targets. For information on the payment of these awards, see "Compensation Discussion and Analysis" on page 10.

(5)
The amounts represent the above-market portion of interest the executives earned during the year on their nonqualified deferred compensation balances (see page 33 for a description of the nonqualified deferred compensation plan).

(6)
The amount shown includes $7,137,049 attributable to the stock portion of the payout of the 2008 ROEI award. For information on the payment of the 2008 ROEI awards, see page 24. The amount shown also includes the grant date fair values of the 2011 TSR award and RSI awards.  The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 194,232 shares which, using $102.97, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $20 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(7)
The amount shown includes the cash portion of the payout of the ROEI award that was granted in 2008 and paid in 2011 (Mr. Chazen - $7,137,000; Dr. Irani - $16,058,250;  Mr. de Brier - $2,854,800; Mr. Albrecht - $1,427,400; Mr. Lowe - $549,000; and Mr. Lienert - $878,400). For information on the payment of the 2008 ROEI awards, see page 24. The balance in each case is the performance-based portion of the annual EICP award.

(8)
The amount includes $14,700 credited pursuant to the Occidental Petroleum Corporation Savings Plan (the “Savings Plan”); and $471,360 credited pursuant to the Occidental Petroleum Corporation Supplemental Retirement Plan II (the “Supplemental Retirement Plan II”) described on page 33.

(9)
The amount shown includes the total payout of the ROEI award that was granted in 2008 and paid in 2011 (Mr. Chazen - $14,274,049; Dr. Irani - $32,116,505; Mr. de Brier - $2,854,800; Mr. Albrecht - $1,427,400; Mr. Lowe - $549,000; and Mr. Lienert - $878,400).

(10)
The amount shown includes $16,058,255 attributable to the stock portion of the payout of the 2008 ROEI award. For information on the payment of the 2008 ROEI awards, see page 24. The amount shown also includes the grant date fair values of the 2011 TSR awards and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 174,809 shares which, using $102.97, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $18 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(11)
The amount includes $14,700 credited pursuant to the Savings Plan; $660,960 credited pursuant to the Supplemental Retirement Plan II; $105,163 for life insurance premiums; and $919,366 in the aggregate for personal benefits.  Personal benefits include security services ($571,779) and tax preparation and financial planning services ($347,587).

(12)
The amount shown includes the grant date fair values of the 2011 TSR awards and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 62,155 shares which, using $102.97, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $6.4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(13)
The amount includes $14,700 credited pursuant to the Savings Plan; $142,800 credited pursuant to the Supplemental Retirement Plan II; $34,005 for life insurance premiums; and $34,823 in the aggregate for personal benefits. Personal benefits include security services; tax preparation and financial counseling; club dues; and excess liability insurance.

(14)
The amount shown includes the grant date fair values of the 2011 TSR awards and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 62,155 shares which, using $102.97, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $6.4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(15)
The amount includes $14,700 credited pursuant to the Savings Plan; $149,760 credited pursuant to the Supplemental Retirement Plan II; $18,447 and $185,000 in tax gross-ups related to the amounts paid by Occidental for spousal travel and relocation benefits, respectively; and $333,989 in the aggregate for personal benefits. Personal benefits include tax preparation and financial counseling; excess liability insurance; and $325,193 in relocation benefits beyond those generally available to employees.

(16)
The amount shown includes the grant date fair values of the 2011 TSR awards and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 62,155 shares which, using $102.97, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $6.4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(17)
The amount includes $14,700 credited pursuant to the Savings Plan; $150,120 credited pursuant to the Supplemental Retirement Plan II; and $27,200 in tax gross-ups related to the amounts paid by Occidental for spousal travel.

(18)
The amount shown includes the grant date fair values of the 2011 TSR awards and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 38,847 shares which, using $102.97, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(19)
The amount includes $14,700 credited pursuant to the Savings Plan; $116,880 credited pursuant to the Supplemental Retirement Plan II; and $27,113 in the aggregate for personal benefits. Personal benefits include tax preparation and financial counseling; club dues; and excess liability insurance.

Occidental Petroleum Corporation   28

Executive Compensation Tables

Grants of Plan-Based Awards
The table below summarizes the plan-based awards granted by the Compensation Committee to the named executive officers in 2011: Executive Incentive Compensation Plan (Non-Equity Incentive Portion) — EICP, Total Shareholder Return Incentive Awards — TSR and Restricted Stock Incentive Awards — RSI. Immediately following the table is a summary of key terms of the award agreements.
For additional information on the performance objectives and determination of threshold, target or midpoint, as applicable, and maximum payouts for these awards, see Compensation Discussion and Analysis beginning on page 10. For the actual amounts earned under the EICP awards, see the Summary Compensation Table on page 27.

The equity incentive awards listed below are the only stock awards granted to the named executive officers in 2011. No option awards or non-performance-based stock awards were granted in 2011. Option awards have not been granted since 2006.

Grants of Plan-Based Awards
Name/ Type of Grant		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (# Shares)	All Other Option Awards: Number of Securities Underlying Options (# Shares)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option(1) Awards ($)
			Threshold $	Target $	Maximum $	Threshold # Shares	Target # Shares	Maximum # Shares
Stephen I. Chazen
EICP	(2)		$16,800	$1,680,000	$3,360,000
TSR	(3)	7/13/11				19,423	77,693	194,232				$6,000,000
RSI	(4)	7/13/11					48,558					$5,000,000
Ray R. Irani
EICP	(2)		$15,000	$1,500,000	$3,000,000
TSR	(3)	7/13/11				17,481	69,924	174,809				$5,400,000
RSI	(4)	7/13/11					48,558					$5,000,000
Donald P. de Brier
EICP	(2)		$2,400	$240,000	$480,000
TSR	(3)	7/13/11				6,216	24,862	62,155				$1,920,000
RSI	(4)	7/13/11					15,539					$1,600,000
William E. Albrecht
EICP	(2)		$3,600	$360,000	$720,000
TSR	(3)	7/13/11				6,216	24,862	62,155				$1,920,000
RSI	(4)	7/13/11					15,539					$1,600,000
Edward A. Lowe
EICP	(2)		$3,600	$360,000	$720,000
TSR	(3)	7/13/11				6,216	24,862	62,155				$1,920,000
RSI	(4)	7/13/11					15,539					$1,600,000
James M. Lienert
EICP	(2)		$2,400	$240,000	$480,000
TSR	(3)	7/13/11				3,885	15,539	38,847				$1,200,000
RSI	(4)	7/13/11					9,712					$1,000,000
(1)	No option awards were granted in 2011.
(2)	Payout at threshold assumes EPS of $6.01.
(3)
Actual payout may range from zero to the maximum number of performance share units. Awards will be paid out 50% in stock and 50% in cash in an amount equal to the product of the number of performance share units earned and the closing price of the common stock on the New York Stock Exchange on the date of certification of the attainment of the performance goals. The target shares represent the mid-point performance level (Occidental’s rank of six out of twelve peer companies), resulting in a payout of 40% of the maximum. Threshold shares represent Occidental’s rank of nine out of twelve peer companies, resulting in a payout of 10% of the maximum. The estimated fair value of the TSR at the grant date is based on the projected ranking at the grant date for Occidental of seven out of twelve peer companies for a payout of 30% of the maximum. See Note 12 to Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2011, regarding assumptions underlying valuation of equity awards.

(4)
Dollar value shown represents the estimated grant date fair value of the full number of shares granted which become non-forfeitable on the later of July 12, 2014, through which date the executive must remain employed by the company, and the date the Compensation Committee certifies the achievement of the performance goal, which must be met no later than June 30, 2018. The RSI award does not have threshold to maximum payout ranges.

29   2012 Notice of Annual Meeting and Proxy Statement

Summary of Award Terms
	Executive Incentive Compensation Plan (Non-Equity Incentive Portion)	Total Shareholder Return Awards	Restricted Stock Awards
PERFORMANCE MEASURE	Earnings Per Share	Total Stockholder Return	Cumulative Net Income
PERFORMANCE PERIOD	1 year	3 years(1)	3 – 7 years
FORM OF PAYMENT	Cash	Stock/Cash(2)	Stock
FORFEITURE PROVISIONS	The Chief Executive Officer may determine eligibility for target awards and any payout to participants who exit employment during the plan year.
If the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental during the performance period, then the grantee will forfeit a pro rata portion of the payout based on the days remaining in the performance period after the termination event.

If the grantee fails to comply with any provision of Occidental’s Code of Business Conduct or any provision of the grant agreement, the company may reduce the award.

Shares of stock will become non-forfeitable on the later of July 12, 2014 and the certification by the Compensation Committee of the achievement of reported Cumulative Net Income of $10 billion for the period beginning with July 1, 2011. The Cumulative Net Income threshold must be reached by June 30, 2018, or the shares will be forfeited in their entirety.

If the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental prior to July 12, 2014, then the grantee will forfeit a pro rata portion of the shares based on the days remaining until July 12, 2014 after the termination event.

If the grantee fails to comply with any provision of Occidental’s Code of Business Conduct or any provision of the grant agreement, the company may reduce the award.

CHANGE IN CONTROL	The Plan may be amended as a result of acquisition, divestiture or merger with Occidental.
In the event of a Change in Control(3) during the performance period, the grantee's right to receive payment for 50% of the number of performance shares, payable 50% in stock and 50% in cash, becomes non-forfeitable.

In the event of a Change in Control(3) prior to July 12, 2014, a pro rata portion of the shares based on the days elapsed from the grant date to the Change in Control will become non-forfeitable. The remaining shares will be forfeited.

In the event of a Change in Control after July 12, 2014, but prior to certification of the performance threshold, the shares of stock will become non-forfeitable.

ADDITIONAL HOLDING REQUIREMENT FOR STOCK		A number of shares equal to 50% of net after-tax shares are required to be retained for 3 years after vesting.	A number of shares equal to 50% of net after-tax shares are required to be retained for 3 years after vesting.
(1)
Performance period begins on award grant date and ends on the day before the third anniversary of the grant date, except for 2011 awards for which the performance period begins July 1, 2011 and ends June 30, 2014.

(2)
50% of the performance shares earned will be paid out in cash in an amount equal to the closing price of the common stock on the New York Stock Exchange on the date when attainment of the performance goals is certified multiplied by such number of performance shares, and the balance will be paid in shares of common stock. Dividend equivalents are paid following certification of the attainment of the performance goal, adjusted to reflect the same payment percentage used to determine the payment of the performance shares.

(3)
A Change in Control Event under the 2005 Long-Term Incentive Plan generally includes a 20% or more change in ownership, certain changes in a majority of the Board, certain mergers or consolidations, sale of substantially all of Occidental’s assets or stockholder approval of a liquidation of Occidental.

Occidental Petroleum Corporation   30

Executive Compensation Tables

Outstanding Equity Awards at December 31, 2011
The table below sets forth the outstanding equity awards held by the named executive officers as of December 31, 2011, including Restricted Stock Incentive Awards, Total Shareholder Return Incentive Awards and options.

Outstanding Equity Awards at December 31, 2011
		Option Awards				Stock Awards
Name / Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen I. Chazen
RSI	10/13/10							47,456	(2)	$4,446,627	(2)
RSI	7/13/11							48,558	(3)	$4,549,885	(3)
TSR	7/16/08							136,365	(4,5)	$12,777,401	(4)
TSR	7/15/09							299,672	(4,6)	$28,079,266	(4)
TSR	10/13/10							189,821	(4,7)	$17,786,228	(4)
TSR	7/13/11							194,232	(4,8)	$18,199,538	(4)
Ray R. Irani
RSI	10/13/10							59,320	(2)	$5,558,284	(2)
RSI	7/13/11							48,558	(3)	$4,549,885	(3)
TSR	7/16/08							306,819	(4,5)	$28,748,940	(4)
TSR	7/15/09							674,260	(4,6)	$63,178,162	(4)
TSR	10/13/10							237,277	(4,7)	$22,232,855	(4)
TSR	7/13/11							174,809	(4,8)	$16,379,603	(4)
Donald P. de Brier
RSI	10/13/10							18,983	(2)	$1,778,707	(2)
RSI	7/13/11							15,539	(3)	$1,456,004	(3)
TSR	7/16/08							27,273	(4,5)	$2,555,480	(4)
TSR	7/15/09							59,936	(4,6)	$5,616,003	(4)
TSR	10/13/10							75,929	(4,7)	$7,114,547	(4)
TSR	7/13/11							62,155	(4,8)	$5,823,924	(4)
William E. Albrecht
RSI	10/13/10							16,610	(2)	$1,556,357	(2)
RSI	7/13/11							15,539	(3)	$1,456,004	(3)
TSR	7/16/08							13,637	(4,5)	$1,277,787	(4)
TSR	7/15/09							44,952	(4,6)	$4,212,002	(4)
TSR	10/13/10							66,438	(4,7)	$6,225,241	(4)
TSR	7/13/11							62,155	(4,8)	$5,823,924	(4)
Edward A. Lowe
Options	7/16/03	500		$15.565	7/16/13
RSI	10/13/10							16,610	(2)	$1,556,357	(2)
RSI	7/13/11							15,539	(3)	$1,456,004	(3)
TSR	7/15/09							37,460	(4,6)	$3,510,002	(4)
TSR	10/13/10							66,438	(4,7)	$6,225,241	(4)
TSR	7/13/11							62,155	(4,8)	$5,823,924	(4)
James M. Lienert
RSI	10/13/10							11,864	(2)	$1,111,657	(2)
RSI	7/13/11							9,712	(3)	$910,014	(3)
TSR	7/16/08							11,690	(4,5)	$1,095,353	(4)
TSR	7/15/09							26,972	(4,6)	$2,527,276	(4)
TSR	10/13/10							47,456	(4,7)	$4,446,627	(4)
TSR	7/13/11							38,847	(4,8)	$3,639,964	(4)

31   2012 Notice of Annual Meeting and Proxy Statement

(1)
The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 30, 2011 of Occidental common stock as reported in the NYSE Composite Transactions, which was $93.70.

(2)
The shares are forfeitable until the later of October 12, 2013 and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than September 30, 2017.

(3)	The shares are forfeitable until the later of July 12, 2014 and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than June 30, 2018.
(4)
Payout value as shown assumes maximum payout. However, the ultimate payout may be significantly less than the amounts shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(5)	The performance period for the TSR ends July 15, 2012.
(6)	The performance period for the TSR ends July 14, 2013.
(7)	The performance period for the TSR ends October 12, 2013.
(8)	The performance period for the TSR ends June 30, 2014.

Option Exercises and Stock Vested in 2011
The following table summarizes, for the named executive officers, the stock awards vested during 2011, including Performance Stock Awards for which the performance period ended December 31, 2010, but which were not eligible for payment until certification by the Compensation Committee in 2011. See page 24 for information regarding the certification of these awards. The amounts reported as value realized are shown on a before-tax basis. No option awards vested and no named executive officers exercised vested option awards.

The stock awards that vested in 2011 were issued to the named executive officers in 2007. During the period from 2007 through 2011, Occidental’s total market capitalization increased from approximately $51 billion to $76 billion. The value realized on vesting includes the appreciation in Occidental’s common stock price after the dates when the stock awards were granted. Occidental’s common stock price increased from $61.93 on July 18, 2007 to $93.70 on December 31, 2011.

Previously Granted Vested Option Awards Exercised and Previously Granted Stock Awards Vested in 2011
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen I. Chazen	199,039	$20,714,614
Ray R. Irani	469,336	$48,698,581
Donald P. de Brier	48,012	$4,927,201
William E. Albrecht	0	$0
Edward A. Lowe	2,418	$235,151
James M. Lienert	28,009	$2,863,578
(1)
The amount represents the product of the number of shares vested and the closing price of the common stock on the New York Stock Exchange on the vesting date. The following table shows the number of shares of each type of award that vested:

Name	Number of Shares of Performance Stock Awards(a)	Number of Shares of TSR Awards(a)
Stephen I. Chazen	29,492	169,547
Ray R. Irani	87,856	381,480
Donald P. de Brier	15,798	32,214
William E. Albrecht	0	0
Edward A. Lowe	2,418	0
James M. Lienert	10,568	17,441
(a) Payout is split 50% in stock and 50% in cash.

Occidental Petroleum Corporation   32

Executive Compensation Tables

Nonqualified Deferred Compensation

Nonqualified Defined Contribution Retirement Plan
Substantially all employees whose participation in Occidental’s qualified defined contribution retirement and savings plans is limited by applicable tax laws are eligible to participate in Occidental’s nonqualified defined contribution retirement plan, which provides additional retirement benefits outside of those limitations.

Annual plan allocations for each participant restore the amounts that would have accrued for salary, bonus and non-equity incentive compensation under the qualified plans, but for the tax law limitations. Account balances are fully vested after three years of service and are payable following separation from service, or upon attainment of a specified age elected by the participant, as described below.

Interest on nonqualified retirement plan accounts is allocated monthly to each participant’s account, based on the opening balance of the account in each monthly processing period. The amount of interest earnings is calculated using a rate equal to the five-year U.S. Treasury Note rate on the last business day of the processing month plus 2%, converted to a monthly allocation factor.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the Supplemental Retirement Plan II (SRP II) allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when they initially participate in the plan.

Mr. Chazen, Dr. Irani and Mr. de Brier made specified age elections such that their SRP II accounts, shown below, were distributed in February 2011. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations will be distributed in the first 70 days of each following year.

Nonqualified Deferred Compensation Plan
•	Under the Modified Deferred Compensation Plan (MDCP), the maximum amount that may be deferred for any one year is limited to $75,000.
•	A participant’s overall plan balance must be less than $1 million at the end of any given year to enable a participant to defer compensation for the subsequent year.
•
Deferred amounts earn interest at a rate equal to the five-year U.S. Treasury Note rate plus 2%, except for amounts deferred prior to 1994, which will continue to earn interest at a minimum interest rate of 8%.

The following table sets forth for 2011 the contributions, earnings, withdrawals and balances under Supplemental Retirement Plan II – SRP II and Modified Deferred Compensation Plan – MDCP in which the named executive officers participate. Each of the executive officers is fully vested in his aggregate balances shown below. The footnotes provide information about other amounts that were reported as earned in the Summary Compensation Table on page 27 for 2011 and prior years.

Nonqualified Deferred Compensation
Name	Plan	Executive Contributions in 2011	Occidental Contributions in 2011	Aggregate Earnings in 2011	Aggregate Withdrawals/ Distributions in 2011	Aggregate Balance at 12/31/11
		($)(1)	($)	($)	($)(2)	($)
Stephen I. Chazen(3)	SRP II	$0	$471,360	$13,231	$303,066	$477,789
	MDCP	$0	$0	$60,492	$0	$1,770,214
Ray R. Irani(4)	SRP II	$0	$660,960	$19,926	$666,834	$671,080
Donald P. de Brier(5)	SRP II	$0	$142,800	$3,911	$146,111	$143,038
William E. Albrecht(6)	SRP II	$0	$149,760	$15,110	$0	$485,281
Edward A. Lowe(7)	SRP II	$0	$150,120	$22,308	$0	$695,106
	MDCP	$75,000	$0	$23,671	$0	$705,488
James M. Lienert(8)	SRP II	$0	$116,880	$40,069	$0	$1,207,460
	MDCP	$0	$0	$110,154	$0	$3,209,594
(1)	No employee contributions are permitted to the SRP II.
(2)	Distribution made in February 2011 in accordance with the specified age elections described under Nonqualified Defined Contribution Retirement Plan above.
(3)	Occidental’s 2011 contribution to the SRP II of $471,360 is reported elsewhere in this proxy statement.
(4)	Occidental’s 2011 contribution to the SRP II of $660,960 is reported elsewhere in this proxy statement.
(5)	Occidental’s 2011 contribution to the SRP II of $142,800 is reported elsewhere in this proxy statement.
(6)	Occidental’s 2011 contribution to the SRP II of $149,760 is reported elsewhere in this proxy statement.
(7)	Occidental’s 2011 contribution to the SRP II of $150,120 is reported elsewhere in this proxy statement.
(8)	Occidental’s 2011 contribution to the SRP II of $116,880 is reported elsewhere in this proxy statement.

33   2012 Notice of Annual Meeting and Proxy Statement

Potential Payments Upon Termination or Change of Control
Change of Control.Occidental’s Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive which exceed 2.99 times his or her salary plus non-equity incentive pay unless the grant of such benefits is approved by a vote of the corporation’s stockholders or the obligation with respect to such benefit pre-dated adoption of the Policy. The Golden Parachute Policy was approved by Occidental’s stockholders. The complete Golden Parachute Policy is available at www.oxy.com.

Under Occidental’s Notice and Severance Pay Plan, employees, including named executive officers without employment agreements, terminated as a result of a change of control are eligible for up to 12 months base salary depending on years of service.

The 2005 Long-Term Incentive Plan has provisions that, in the event of a change of control of Occidental, require the outstanding awards, including stock options, granted under such plans to become fully vested and exercisable unless the Plan Administrator determines, prior to the occurrence of the event, that benefits will not accelerate. This plan was approved by Occidental’s stockholders. Notwithstanding the foregoing, as of 2010, all new grants of equity awards vest on a pro rata basis in the event of a change of control and TSR awards vest based on 50% of the maximum number of units that could be paid.

Except as described below under “Potential Payments Upon Termination,” Occidental does not have any other agreements or plans that will require it to provide compensation to named executive officers in the event of a termination of employment or a change of control.

Potential Payments. In the discussion that follows, payments and other benefits payable upon various terminations and change of control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2011, and reflect the terms of applicable employment agreements and long-term incentive award agreements. The amounts set forth below are estimates of the amounts that would be paid to each named executive officer upon his termination. The “Maximum Payout” is the maximum amount, including incentive awards and certain benefits, that could have been payable in the event of a change of control situation with termination of employment. The actual amounts to be paid out can be determined only at the time of such named executive officer’s separation from Occidental. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•	Amounts vested under the Qualified Plans (see page 24 for the named executive officers’ balances as of year-end).
•	Amounts vested under the Nonqualified Deferred Compensation arrangements (see page 33 for the named executive officers’ balances as of year-end).
•
Bonus and non-equity incentive compensation (collectively, “bonus”) under the Executive Incentive Compensation Plan that is earned as of year-end. Any Plan participant who leaves on or after that date for any reason is entitled to such amounts when payment is made in the first quarter of the following year. The amounts that were earned in 2011 by the named executive officers are included in the Summary Compensation Table on page 27.

•
Short-term disability benefits. During any period of disability, all salaried employees are eligible for six months of continued salary at half pay, full pay or a combination thereof, depending on years of service.

•
Long-term disability benefits. Occidental provides a Long-Term Disability Plan, which makes third-party disability insurance coverage available to all salaried employees. Premiums are paid through salary deductions by the employees who elect to participate.

•
Medical benefits are available to all eligible employees during periods of disability at the same premium rates as active employees. Following termination of employment, other than for cause, medical benefits are available pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 18 months at premium rates equal to 102% of the full cost of coverage. Retiree medical coverage is available if the employee satisfies the eligibility requirements. Premiums paid by retirees depend on age and years of service.

Mr. Chazen. Potential payments to Mr. Chazen are governed by his employment agreement, dated January 28, 2010, which is for a term expiring in January 2015. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2011.
Retirement with the Consent of Occidental. If Mr. Chazen had retired, he would have been entitled to receive:
1.	Long-term incentive awards, payable at the end of the performance period subject to attainment of performance goals:
	•	TSR shares reduced on a pro rata basis as of the termination date — $20,130,253(1)
	•	ROEI target incentive amount reduced on a pro rata basis as of the termination date — $8,339,416(2)
	•	RSI shares reduced on a pro rata basis as of the termination date — $2,519,461(3)
2.	Upon approval of the Compensation Committee, the additional amounts disclosed under item 2 of “Termination by Occidental without Cause.”
3.	Unused vacation pay (one-time lump-sum payment of $1,415,466).
Termination by Occidental with Cause. Occidental may discharge Mr. Chazen for material cause at any time upon 30 days’ written notice. Mr. Chazen would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Chazen for any reason other than cause, retirement or death, Mr. Chazen would have been entitled to receive:
1.	The payments and benefits disclosed under items 1 and 3 of “Retirement with the Consent of Occidental.”
2.
With respect to the portion of awards that have not vested at the time of termination, cash payments equal to what he would have received, and made at the time such awards would have been settled, had he remained employed. The additional amounts of such payments would have been:

Occidental Petroleum Corporation   34

Executive Compensation Tables

	•	TSRs — $16,822,010(4)
	•	ROEIs — $1,660,584(5)
	•	RSIs — $6,477,051(6)
3.	Two times his highest annual base salary, payable over a two-year period between January 1, 2012, and December 31, 2013 (the “compensation period”) ($1,400,000 annually);
4.
Within 90 days following the end of each calendar year during the compensation period, a lump sum payment equal to the annual contribution he would have received under the defined contribution retirement plans had he not been terminated:

	•	Savings Plan — $15,000 (annually)
	•	SRP II — $231,495 (annually)
5.	Continued coverage under group excess liability insurance during the compensation period — $ 2,000.
Payments in the Event of Disability. Mr. Chazen may be terminated if he is disabled for an aggregate of 180 days in any 12-month period. If Occidental had terminated him for disability, he would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Chazen’s death, his beneficiaries would have been entitled to receive:
1.	Life insurance proceeds equal to two times his base salary ($2,800,000); and
2.	The payments and benefits disclosed in items 1 and 3 under “Retirement with the Consent of Occidental.”
Termination by Mr. Chazen. Mr. Chazen may terminate his agreement at any time upon 90 days’ written notice. If Mr. Chazen had terminated the agreement, he would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Change of Control. Had a change of control occurred, Mr. Chazen would have been entitled to receive:
1.
All unvested long-term incentive awards as disclosed in item 1 under “Retirement with the Consent of Occidental,” except that such awards would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amounts attributable to such vesting would have been:

	•	TSRs — $20,420,577(7)
	•	ROEIs — $1,660,584(8)
2.
If he were terminated as part of the change of control, instead of the payments and benefits disclosed in item 1 above, the payments and benefits shown under “Termination by Occidental without Cause,” except that certain TSRs would have vested fully at 50% of the maximum, and the right to receive amounts in excess of those amounts would have been forfeited.  The additional amount attributable to such vesting would have been $3,598,567(7).

Maximum Payout. The maximum payable to Mr. Chazen under any of the scenarios was $64,257,798 (representing cash and equity payments) which would have occurred in the Termination by Occidental without Cause and the Change of Control situation with his termination as part of the change of control.

Dr. Irani. Potential payments to Dr. Irani are governed by his amended and restated employment agreement dated October 9, 2008, which is for a term expiring on the earlier of Occidental’s 2015 Annual Meeting of Stockholders or May 30, 2015. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2011.
Retirement with the Consent of Occidental. If Dr. Irani had retired with the consent of Occidental, he would have been entitled to receive:
1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:
• TSR shares reduced on a pro rata basis as of the termination date — $40,752,798(1)
• ROEI target incentive amount reduced on a pro rata basis as of the termination date — $18,763,686(2)
• RSI shares reduced on a pro rata basis as of the termination date — $2,970,818(3)
2.	Unused vacation pay (one-time lump-sum payment of $725,000);
3.	Life insurance coverage of $5,700,000 for the remainder of his life — current annual premium of $105,163;
4.	Comparable medical and dental benefits for Dr. Irani and his spouse to those provided to all eligible salaried employees; and
5.
The personal benefits he is entitled to receive under his current employment agreement. These include security services ($460,000), tax preparation and financial planning services ($420,000), administrative assistance, certain travel benefits and club dues, for life, having a total estimated annual cost of $1,200,000. Under his employment agreement, following retirement or termination from employment, he is also entitled to be made whole for those benefits (estimated at $800,000 annually).

Payments in the Event of Disability. Dr. Irani may be terminated if he is disabled for an aggregate of six months in any 18-month period. If Occidental had terminated him for disability, he would have been entitled to receive:
1.	A lump sum payment equal to three times his highest annual salary and bonus ($16,770,000); and
2.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Dr. Irani’s death, his beneficiaries would have been entitled to receive:
1.	Proceeds in the amount of approximately $5.7 million from life insurance policies for which premiums are disclosed above under “Retirement with the Consent of Occidental;”
2.	Proceeds in the amount of $7.6 million from insurance policies purchased under a 1994 split-dollar arrangement. Occidental has the right to receive any proceeds in excess of the death benefit; and
3.	The payments and benefits disclosed in items 1, 2 and 4 under “Retirement with the Consent of Occidental.”
Termination by Occidental. If Occidental had terminated Dr. Irani for any reason other than retirement or death, Dr. Irani would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental,” and the payment under item 1 of “Payments in the Event of Disability.”
Termination by Dr. Irani. Dr. Irani may terminate his agreement in the event of a material breach by Occidental, which is not cured within 15 days of notice of the breach. If Dr. Irani had terminated the agreement, he would have been entitled to receive:
1.	The payments and benefits disclosed under “Termination by Occidental.”
Change of Control. Had a change of control occurred, Dr. Irani would have been entitled to receive:
1.	All unvested long-term incentive awards as disclosed under “Retirement with the Consent of Occidental” except that

35   2012 Notice of Annual Meeting and Proxy Statement

certain performance awards would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive the amounts in excess of those amounts would have been forfeited. Such vesting would increase the values shown under “Retirement with the Consent of Occidental” by:

	•	TSRs — $29,308,566(9)
	•	ROEIs — $3,736,314(10)
2.	A tax gross-up for all effects of any excise and other taxes payable by Dr. Irani by reason of the change of control ($0); and
3.
If the change of control resulted in a material breach of his agreement that was not cured within 15 days’ notice of the breach, Dr. Irani would have been entitled to receive the other payments and benefits disclosed in items 2, 3, 4 and 5 under “Retirement with the Consent of Occidental” and in item 1 under “Payments in the Event of Disability.”

Maximum Payout. The maximum payable to Dr. Irani under any of the scenarios was $113,027,182 (representing cash and equity payments) and $2,105,163 (representing the estimated value per year for continuation of other benefits) which would have occurred in the Change of Control situation followed by a material breach of his employment agreement.

Mr. de Brier. Potential payments to Mr. de Brier are governed by his amended and restated employment agreement, dated October 9, 2008, which is for a term expiring in May 2013. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2011.
Retirement with the Consent of Occidental. If Mr. de Brier had retired with the consent of Occidental, he would have been entitled to receive:
1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:
	•	TSR shares reduced on a pro rata basis as of the termination date — $4,750,658(1)
	•	ROEI target incentive amount reduced on a pro rata basis as of the termination date — $1,667,883(2)
	•	RSI shares reduced on a pro rata basis as of the termination date — $950,691(3)
2.	Unused vacation pay (one-time lump-sum payment of $120,047); and
3.	Life insurance for the remainder of his life equal to his highest career annual salary ($551,000) (current annual premium of $34,005).
Termination by Occidental with Cause. If Occidental had terminated Mr. de Brier for cause, Mr. de Brier would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. de Brier for any reason other than cause, retirement or death, Mr. de Brier would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;”
2.
Two times his highest annual salary and annual cash bonus target payable over a two-year period between January 1, 2012, and December 31, 2013 (the “compensation period”) ($951,000 annually). During the compensation period, Mr. de Brier may not accept employment with, or act as a consultant or perform services for, any entity engaged in any energy-related business without Occidental’s consent;

3.
Within 90 days following the end of each calendar year during the compensation period, a lump sum payment equal to the annual contribution he would have received under the defined contribution retirement plans had he not been terminated:

	•	Savings Plan — $15,000
	•	SRP II — $150,675
4.
Cash payments in lieu of the forfeited portion of all long-term performance-based incentive awards granted prior to his termination that would have vested during the compensation period resulting in the following additional value to that shown under “Retirement with the Consent of Occidental” at the time and subject to the attainment and certification of the underlying performance objectives:

	•	TSRs — $4,553,558(4)
	•	ROEIs — $332,117(5)
	•	RSIs — $2,027,625(6)
5.	Continued coverage under group excess liability insurance during the compensation period — $2,000.
Payments in the Event of Disability. If Occidental were to have terminated Mr. de Brier for disability, he would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;” and
2.	60% of his salary less the amount paid annually pursuant to Occidental’s Long-Term Disability Plan for 12 months (assuming the disability continues for the maximum covered period) — $150,000 annually.
Termination by Mr. de Brier. If Mr. de Brier terminated his contract, he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. de Brier’s death, his beneficiaries would have been entitled to receive:
1.	Life insurance proceeds equal to three times his base salary ($1,650,000); and
2.	The payments and benefits disclosed in items 1 and 2 under “Retirement with the Consent of Occidental.”
Change of Control. Had a change of control occurred, Mr. de Brier would have been entitled to receive:
1.
All unvested long-term incentive awards as disclosed under “Retirement with the Consent of Occidental” and in item 4 under “Termination by Occidental without Cause,” except that certain TSRs would have vested fully at 50% of the maximum and the right to receive amounts in excess of that amount would have been forfeited. The additional amounts attributable to such vesting would have been $1,676,768(7).

2.	If he were terminated as part of the change of control, instead of payments disclosed in item 1 above, the payments and benefits shown under “Termination by Occidental without Cause.”
Maximum Payout. The maximum payable to Mr. de Brier under any of the scenarios was $18,314,698 (representing cash and equity payments) and $34,005 (representing the estimated value per year for continuation of other benefits) which would have occurred in the Change of Control situation with his termination as part of the change of control.

Occidental Petroleum Corporation   36

Executive Compensation Tables

Mr. Albrecht. Mr. Albrecht does not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2011.
Retirement with the Consent of Occidental. If Mr. Albrecht had retired with the consent of Occidental, he would have been entitled to receive:
1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:
	•	TSR shares reduced on a pro rata basis as of the termination date — $3,436,831(1)
	•	ROEI target incentive amount reduced on a pro rata basis as of the termination date — $1,250,912(2)
	•	RSI shares reduced on a pro rata basis as of the termination date — $860,412(3)
2.	Unused vacation pay (one-time lump-sum payment of $65,546).
Termination by Occidental with Cause. If Occidental had terminated Mr. Albrecht for cause, Mr. Albrecht would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Albrecht for any reason other than cause, retirement or death, Mr. Albrecht would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;” and
2.
Notice and severance pay equal to 12 months’ base salary ($500,000) pursuant to the Occidental Notice and Severance Pay Plan and, as provided in such Plan, two months of contributions pursuant to the Savings Plan ($5,500) and the SRP II ($6,417) and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

Payments in the Event of Disability. If Occidental were to have terminated Mr. Albrecht for disability, he would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Termination by Mr. Albrecht. If Mr. Albrecht terminated his employment, he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Albrecht’s death, his beneficiaries would have been entitled to receive:
1.	Life insurance proceeds equal to two times his base salary ($1,000,000); and
2.	The payments and benefits under “Retirement with the Consent of Occidental.”
Change of Control. Had a change of control occurred, Mr. Albrecht would have been entitled to receive:
1.
All unvested long-term incentive awards as disclosed under “Retirement with the Consent of Occidental” except that performance awards would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amounts attributable to such vesting would have been:

	•	TSRs — $5,545,626(9)
	•	ROEIs —$249,088(10)
2.	If he were terminated as part of the change of control he would also receive the unused vacation pay as disclosed under “Retirement with the Consent of Occidental;” and
3.	If he were terminated as part of the change of control he would also receive the severance pay and benefits disclosed in item 2 under “Termination by Occidental without Cause.”
Maximum Payout. The maximum payable to Mr. Albrecht under any of the scenarios was $11,920,332 (representing cash and equity payments) which would have occurred in the Change of Control situation with his termination as part of the change of control.

Mr. Lowe. Mr. Lowe does not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2011.
Retirement with the Consent of Occidental. If Mr. Lowe had retired with the consent of Occidental, he would have been entitled to receive:
1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:
	•	TSR shares reduced on a pro rata basis as of the termination date — $2,483,642(1)
	•	ROEI target incentive amount reduced on a pro rata basis as of the termination date — $1,042,427(2)
	•	RSI shares reduced on a pro rata basis as of the termination date — $860,412(3)
2.	Unused vacation pay (one-time lump-sum payment of $64,423).
Termination by Occidental with Cause. If Occidental had terminated Mr. Lowe for cause, Mr. Lowe would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Lowe for any reason other than cause, retirement or death, Mr. Lowe would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;” and
2.
Notice and severance pay equal to 12 months’ base salary ($500,000) pursuant to the Occidental Notice and Severance Pay Plan and, as provided in such Plan, two months of contributions pursuant to the Savings Plan ($5,500) and the SRP II ($6,417) and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

Payments in the Event of Disability. If Occidental were to have terminated Mr. Lowe for disability, he would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Termination by Mr. Lowe. If Mr. Lowe terminated his employment, he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Lowe’s death, his beneficiaries would have been entitled to receive:
1.	Life insurance proceeds equal to two times his base salary ($1,000,000); and
2.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”

37   2012 Notice of Annual Meeting and Proxy Statement

Change of Control. Had a change of control occurred, Mr. Lowe would have been entitled to receive:
1.
All unvested long-term incentive awards as disclosed under “Retirement with the Consent of Occidental” except that performance awards would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amounts attributable to such vesting would have been:

	•	TSRs — $5,295,988(9)
	•	ROEIs —$207,573(10)
2.	If he were terminated as part of the change of control he would also receive the unused vacation pay as disclosed under “Retirement with the Consent of Occidental;” and
3.	If he were terminated as part of the change of control he would also receive the severance pay and benefits disclosed in item 2 under “Termination by Occidental without Cause.”
Maximum Payout. The maximum payable to Mr. Lowe under any of the scenarios was $10,466,382 (representing cash and equity payments) which would have occurred in the Change of Control situation with his termination as part of the change of control.

Mr. Lienert. Mr. Lienert does not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2011.
Retirement with the Consent of Occidental. If Mr. Lienert had retired with the consent of Occidental, he would have been entitled to receive:
1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:
	•	TSR shares reduced on a pro rata basis as of the termination date — $2,377,019(1)
	•	ROEI target incentive amount reduced on a pro rata basis as of the termination date — $750,547(2)
	•	RSI shares reduced on a pro rata basis as of the termination date — $594,169(3)
2.	Unused vacation pay (one-time lump-sum payment of $90,002).
Termination by Occidental with Cause. If Occidental had terminated Mr. Lienert for cause, Mr. Lienert would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Lienert for any reason other than cause, retirement or death, Mr. Lienert would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;” and
2.
Notice and severance pay equal to 12 months’ base salary ($450,000) pursuant to the Occidental Notice and Severance Pay Plan and, as provided in such Plan, two months of contributions pursuant to the Savings Plan ($4,650) and the SRP II ($5,425) and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

Payments in the Event of Disability. If Occidental were to have terminated Mr. Lienert for disability, he would have been entitled to receive:
1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Termination by Mr. Lienert. If Mr. Lienert terminated his employment, he would have been entitled to receive:
1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Lienert’s death, his beneficiaries would have been entitled to receive:
1.	Life insurance proceeds equal to two times his base salary ($900,000); and
2.	The payments and benefits disclosed in items 1 and 2 under “Retirement with the Consent of Occidental.”
Change of Control. Had a change of control occurred, Mr. Lienert would have been entitled to receive:
1.
All unvested long-term incentive awards as disclosed under “Retirement with the Consent of Occidental” except that performance awards would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amounts attributable to such vesting would have been:

	•	TSRs — $3,660,166(9)
	•	ROEIs — $149,453(10)
2.	If he were terminated as part of the change of control he would also receive the unused vacation pay as disclosed under “Retirement with the Consent of Occidental;” and
3.	If he were terminated as part of the change of control he would also receive the severance pay and benefits disclosed in item 2 under “Termination by Occidental without Cause.”
Maximum Payout. The maximum payable to Mr. Lienert under any of the scenarios was $8,081,431 (representing cash and equity payments) which would have occurred in the Change of Control situation with his termination as part of the change of control.

(1)
Represents the product of the year-end price of $93.70, and the pro rata shares of TSR awards, assuming performance at target level, or for 2011 and 2010 awards, at the mid-point performance level (Occidental rank of 6 out of 12 peer group companies). Depending on the year of grant, actual payout will vary from zero to 100% of maximum, zero to 150% of target or zero to 200% of target depending on attainment of performance objectives and the price of common stock at payout.

(2)	Actual payout will vary from zero to 200% of target depending on attainment of performance objectives.
(3)	Represents the product of the year-end price of $93.70 and the pro rata number of RSIs.
(4)	Represents the product of the year-end price of $93.70 and the additional number of TSR awards that could further vest.
(5)	Represents the additional ROEI target incentive amount that will further vest.
(6)	Represents the product of the year-end price of $93.70 and the additional number of RSIs that will further vest.
(7)	Represents the product of the year-end price of $93.70 and the additional number of TSR awards that will further vest.
(8)	Represents the additional ROEI incentive amount that will further vest.
(9)
Represents the product of the year-end price of $93.70 and the additional number of TSR awards that will further vest. In the event of termination without cause, depending on the year of grant, actual payout will vary from zero to 100% of maximum, zero to 150% of pro-rated target or zero to 200% of target depending on attainment of performance objectives and the price of common stock at payout.

(10)	Represents the additional ROEI target incentive amount that will further vest. In the event of termination without cause, actual payout will vary from zero to 200% of pro-rated target depending on attainment of performance objectives.

Occidental Petroleum Corporation   38

Director Compensation

DIRECTOR COMPENSATION

For 2011, each non-employee director:
•	was paid a retainer of $60,000 per year, plus $2,000 for each meeting of the Board of Directors or of its committees he or she attended in person or telephonically; and
•
received an annual grant of 5,000 shares of common stock (pro-rated for directors appointed mid-term) plus an additional 800 restricted shares of common stock for each committee he or she chaired (other than the Chair of the Executive Compensation and Human Resources Committee who receives 1,800 shares), plus an additional 3,000 restricted shares of common stock for serving as Lead Independent Director. All shares received are subject to restrictions on transfer for three years from the date of grant.

The Board believes that director and stockholder interests should be aligned over the long term. In order to ensure this alignment, since 2000, directors have received an annual grant of 2,500 shares which was adjusted to 5,000 shares due to a stock split in 2006. Shares granted have been subject to sale and transfer restrictions and, for grants made since 2007 could not be sold or transferred for three years except in the case of death or disability. Beginning with 2012 grants, 50% of the shares received by directors may not be sold or transferred for three years from the date of grant, except in the case of death, disability, change in control, or end of Board service and the remaining 50% are so restricted until the director’s service on the Board ends. Prior to the grant date, directors will have the option to elect to receive shares as restricted stock or as deferred stock units. Directors who elect deferred stock units will receive dividend equivalents during the deferral period which will be three years for 50% of the units and until the Director’s service with Occidental ends for the remaining 50% of the units, with exceptions for both deferral periods in the case of death, disability, change in control, or end of Board service. At the end of the deferral period, the Director will receive unrestricted shares of common stock.

Directors are eligible to participate on the same terms as Occidental employees in the Occidental Petroleum Corporation Matching Gift Program, which matches contributions made by employees and directors up to an aggregate of $50,000 per year to educational institutions and organizations, as well as arts and cultural organizations. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare, ground transportation and meals for themselves and their significant others, and permits, subject to availability, non-employee directors to make use of company aircraft on the same reimbursement terms applicable to executive officers of Occidental. Occidental does not provide option awards, non-equity incentive awards or retirement plans for non-employee directors. A table summarizing the total compensation for 2011 for each of the non-employee directors who served in 2011 is set forth below.

Compensation of Directors
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Spencer Abraham	$108,000	$838,344	(3)	$8,169	$954,513	(3)
Howard I. Atkins	$92,000	$537,400		$1,001	$630,401
John S. Chalsty (4)	$37,806	$0		$27,345	$65,151
Edward P. Djerejian	$112,000	$623,384		$17,552	$752,936
John E. Feick	$108,000	$537,400		$5,752	$651,152
Margaret M. Foran	$86,000	$537,400		$36,440	$659,840
Carlos M. Gutierrez	$90,000	$623,384		$1,810	$715,194
Irvin W. Maloney (4)	$29,806	$0		$102	$29,908
Avedick B. Poladian	$102,000	$537,400		$0	$639,400
Rodolfo Segovia	$122,000	$623,384		$60,216	$805,600
Aziz D. Syriani	$98,000	$945,824		$8,441	$1,052,265
Rosemary Tomich	$128,000	$623,384		$0	$751,384
Walter L. Weisman	$118,000	$537,400		$25,000	$680,400
(1)
Restricted Stock Awards are granted to each non-employee director on the first business day following the Annual Meeting or, in the case of a new non-employee director, the first business day following the election of the director. The shares subject to these awards are fully vested on the date of grant, but may not be sold or transferred for three years except in the case of death or disability. The dollar amounts shown reflect $107.48 per share for all directors which is the grant date fair value.

(2)
None of the non-employee directors received any fees or payment for services other than as a director. Amounts shown include personal benefits in excess of $10,000, all tax gross-ups regardless of amount and matching charitable contributions. For Ms. Foran and Messrs. Chalsty, Djerejian, Segovia and Weisman, $27,924, $25,000, $15,250, $50,000 and $25,000, respectively, of the amount shown is for charitable contributions pursuant to Occidental’s Matching Gift Program. All other amounts shown are tax gross-ups related to reimbursement of spousal travel costs.

(3)
Includes $107,480 for 2010 service as Chairman of the Compensation Committee.  As disclosed in the 2011 Proxy Statement, in 2010, the Board increased the annual grant for this chairmanship effective for that year's service, but provided that the additional portion would be paid with the 2011 annual grants because the 2010 awards had already been processed.

(4)	Messrs. Chalsty and Maloney served as directors through the 2011 Annual Meeting.

39   2012 Notice of Annual Meeting and Proxy Statement

Security Ownership

SECURITY OWNERSHIP

Certain Beneficial Owners and Management

At the close of business on February 29, 2012, the beneficial owner of common stock shown below was the only person known to Occidental to be the beneficial owner of five percent or more of the outstanding voting securities of Occidental.

Name and Address	Number of Shares Owned	Percent of Outstanding Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	46,781,456(1)	5.76(1)	46,781,456(1)	__(1)	46,781,456(1)	__(1)
(1) Pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012.

The following table sets forth certain information regarding the beneficial ownership of Occidental common stock as of February 29, 2012, by each of the named executive officers, the directors of Occidental, and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described in Occidental’s Corporate Governance Policies at www.oxy.com. The executive officers are subject to stock ownership guidelines, which range from two to ten times base salary (see Executive Stock Ownership at www.oxy.com). All of the directors and current executive officers were in compliance with the guidelines as of February 29, 2012.

Beneficial Ownership of Directors and Executive Officers
Name	Sole Voting and Investment Shares(1)		Restricted Shares(2)	Exercisable Options(3)	Total Shares Beneficially Owned(4)		Percent of Outstanding Common Stock(5)	Restricted/ Performance Stock Units(6)
Spencer Abraham	13,848		13,211	0	27,059			0
William E. Albrecht	6,597		32,149	0	38,746			83,005
Howard I. Atkins	0		8,334	0	8,334			0
Stephen I. Chazen	2,026,838		96,014	0	2,122,852			394,368
Donald P. de Brier	667,995		34,522	0	702,517			103,384
Edward P. Djerejian	42,327		11,850	0	54,177			0
John E. Feick	25,000		15,000	0	40,000			0
Margaret M. Foran	2,149		7,500	0	9,649			0
Carlos M. Gutierrez	0		14,134	0	14,134			0
Ray R. Irani	7,844,064	(7)	107,878	0	7,951,942	(7)		636,587
James M. Lienert	135,873		21,576	0	157,449			55,801
Edward A. Lowe	12,169		32,149	500	44,818			70,168
Avedick B. Poladian	5,000		15,000	0	20,000			0
Rodolfo Segovia	82,676	(8)	16,434	0	99,110	(8)		0
Aziz D. Syriani	54,060		16,940	0	71,000			0
Rosemary Tomich	49,772		12,366	0	62,138			0
Walter L. Weisman	25,134		15,000	0	40,134			0
All executive officers and directors as a group (19 persons)	11,037,714		501,991	100,500	11,640,205		1.4%	1,403,606
(1)	Includes shares held through the Occidental Petroleum Corporation Savings Plan as of February 29, 2012.
(2)
For non-employee directors, includes shares which must be held for a period of time under the 2005 Long-Term Incentive Plan. For executive officers, includes shares granted in 2010 and 2011 as Restricted Stock Incentive awards, which remain forfeitable until the certification of the achievement of the performance goal.

(3)	Includes options and stock appreciation rights which will be exercisable within 60 days.
(4)	Represents the sum of the first three columns.
(5)	Unless otherwise indicated, less than 1 percent.
(6)
Includes performance stock awards at target level, or for 2010 and 2011 awards, at the mid-point performance level (Occidental rank of six out of twelve peer group companies). Until the performance period ends and the awards are certified, no shares of common stock are issued. However, grant recipients receive dividend equivalents on the target share amount of performance stock awards during the performance period for awards granted prior to 2010.

(7)	Includes 272,000 shares beneficially owned by Dr. Irani through a limited partnership and the Irani Family Foundation.
(8)	Includes 15,674 shares held by Mr. Segovia as trustee for the benefit of his children.

Occidental Petroleum Corporation   40

Proposal 2: Advisory Vote Approving Executive Compensation

Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental’s executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental’s equity securities are required to file, with the Securities and Exchange Commission and the New York Stock Exchange, reports of ownership and changes in ownership of Occidental common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental or written representations that no reports were required, Occidental believes that, during 2011, all persons required to report complied with the Section 16(a) requirements.

PROPOSAL 2: ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Board welcomes the views of Occidental’s stockholders regarding the company’s compensation of its named executive officers.  The executive compensation program is fully described in the Compensation Discussion and Analysis section and the other table and narrative disclosures in this Proxy Statement.

Executive Summary of Occidental’s Executive Compensation
Over 90% of voting stockholders voted FOR Occidental’s advisory vote on executive compensation at the 2011 Annual Meeting. Additionally, stockholders voted FOR the advisory vote on executive compensation being held annually. Occidental will hold the vote annually until another vote on frequency occurs, which will be no later than the 2017 Annual Meeting. After the 2011 Annual Meeting, the Compensation Committee reviewed the executive compensation program that was adopted in 2010 and, taking into consideration Mr. Chazen’s promotion to Chief Executive Officer in May 2011, decided to use the same framework for 2011 decisions.

Compensation Process. During 2011, Occidental continued the ongoing, constructive dialogue with stockholders and stockholder advisory groups on corporate governance matters, including executive compensation. The Compensation Committee reviewed this feedback as well as the say on pay advisory vote results, the company’s performance, the compensation practices of its peers, compensation surveys and other materials regarding general and executive compensation.

Compensation Objectives. The Compensation Committee, based on the positive stockholder advisory vote, the compensation practices of peer companies and the company’s performance, and other feedback from stockholders, decided to use the long-term executive incentive compensation program that was approved by stockholders in 2011, with amounts awarded reflecting continued succession plan implementation. The program achieves the following objectives:

•	Maintain the focus on long-term performance-based awards with approximately 70% of total compensation granted in 201114 to named executive officers allocated to these awards;
•	Provide incentives for senior management to continue to achieve long-term success with long-term awards based on minimum performance periods of three years;
•
Support the alignment of executive and stockholder interests over the long term by using total stockholder return (TSR) over a three-year period as the performance metric for approximately 80% of executive long-term awards; and

•	Grant awards consistent with peer company programs15 in terms of award type, performance metrics and reported value16.

Key Executive Compensation Features. Key features of the 2011 executive compensation program include the following:

•
In connection with his promotion to the role of Chief Executive Officer in May 2011, Mr. Chazen’s 2011 long-term incentive awards were set by using the same values at maximum performance levels (based on the grant date stock price) used for the Chief Executive Officer package in 2010, which was approved in the 2011 stockholder advisory vote. The payout value on the date of grant would have been $13 million16 for mid-point performance, with a range of payout values of zero to $25 million16 at the maximum, depending on performance level achieved.

•	Chief Executive Officer long-term incentive compensation granted in 2011 is comparable to peers15,16.
•	A major percentage, approximately 70%, of compensation granted in 201114 to named executive officers continues to be long-term and performance-based.
•	Executive long-term incentive awards were allocated approximately 80% to a TSR award and approximately 20% to a restricted stock award using maximum payout levels on the date of grant.
•
Payouts for the TSR incentive awards are determined by Occidental’s TSR ranking within a peer group of twelve companies. Maximum payout is made only if Occidental ranks first within the peer group and no payout is made if Occidental ranks in the bottom three out of the twelve peer companies. Additionally, all payouts at higher than 50% of the award granted require that the company’s TSR be higher than the TSR of the S&P 500 Index for the same period.

•	In the event of a change of control, 2011 long-term incentive awards vest on a limited basis.
•
Return on equity awards granted to Mr. Chazen and Dr. Irani in 2008 that vested in 2011 were paid 50% in common stock and 50% in cash instead of 100% in cash. A number of shares equal to the net after-tax shares received must be retained for at least three years after the vesting date.

•	Long-term performance-based awards granted in 2011 to senior executives will be payable at least 50% in common stock.

14	Based on grant date fair value of long-term incentive awards, target value of annual bonus and value of retirement benefits and other compensation.
15	Based on 2010 information reported for peer companies. See page 12 for information on peer companies.
16	Value at mid-point and maximum based on Occidental common stock price on grant date and achievement of the cumulative net income goal for the Restricted Stock Award. Additionally, for mid-point performance, value is based on a TSR rank of sixth out of twelve peer companies for the TSR Award and, for maximum performance, on a TSR rank of first out of twelve peer companies and a TSR exceeding the S&P 500 Index TSR. The value of the payout at the end of the three-year performance period depends on the number of shares and share units earned based on performance achieved and on the stock price on the date of certification of the performance achieved.

41   2012 Notice of Annual Meeting and Proxy Statement

Proposal 3: Ratification of Independent Auditors

The Board recommends that stockholders support the compensation program since it meets the compensation objectives of the company.

RESOLVED, that the stockholders approve, on an advisory basis, the company’s compensation of its named executive officers, as disclosed in the company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the 2011 Summary Compensation Table and all other table and narrative disclosures regarding named executive officer compensation.

A majority of the shares of common stock represented at the annual meeting and entitled to vote at the annual meeting must vote for this proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker nonvotes will have the same effect as votes cast against the proposal. Your vote will not directly affect or otherwise limit or enhance any existing compensation or award arrangement of any of our named executive officers, but the outcome of the say-on-pay vote will be taken into account by the Compensation Committee when considering future compensation arrangements.

The Board recommends that you vote FOR Occidental’s named executive officer compensation. Your proxy will be so voted unless you specify otherwise.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

Audit and Other Fees
Audit and Non-Audit Services Pre-Approval Policy and Procedures. The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental’s independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit and audit-related services rendered by KPMG LLP in 2011 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Audit Fees. The aggregate audit fees incurred for professional services rendered by KPMG LLP for the years ended December 31, 2011 and December 31, 2010, were $8,807,500 and $8,451,000, respectively. These amounts include fees necessary to perform the annual audit and quarterly reviews in accordance with Generally Accepted Auditing Standards, annual attestation on internal controls over financial reporting and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, other attestation services, consents and assistance with, and review of, documents filed with the Securities and Exchange Commission.

Audit Related Fees. Fees of $1,296,100 and $843,200 were incurred for professional services rendered by KPMG LLP for the years ended December 31, 2011, and December 31, 2010, respectively, for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: employee benefit plan audits, reviews of proposed or consummated transactions and consultation concerning financial accounting and reporting standards.

Tax Fees. No fees were incurred for tax services rendered by KPMG LLP for the years ended December 31, 2011, and December 31, 2010.

All Other Fees. For the years ended December 31, 2011, and December 31, 2010, no fees were incurred for services rendered by KPMG LLP, other than the services described under “Audit Fees” and “Audit Related Fees.”

Report of the Audit Committee
The Audit Committee has reviewed and discussed Occidental’s audited financial statements for the fiscal year ended December 31, 2011, including management’s annual assessment of and report on Occidental’s internal control over financial reporting, with management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, Occidental’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and currently in effect. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm’s independence.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Aziz D. Syriani (Chair)
Howard I. Atkins
John E. Feick
Avedick B. Poladian
Rosemary Tomich
Walter L. Weisman

Ratification of Selection of Independent Auditors
The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2012. KPMG LLP has audited Occidental’s financial statements since 2002. A member of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Occidental Petroleum Corporation   42

Stockholder Proposals

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to ratify the selection of auditors. Abstentions and broker nonvotes will have the same effect as votes against the proposal. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2012, which may be KPMG LLP. If KPMG LLP should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2012.

The Board of Directors recommends that you vote FOR the ratification of the selection of auditors. Your proxy will be so voted unless you specify otherwise.

STOCKHOLDER PROPOSALS

General Information
Occidental has been advised that one stockholder proposal may be introduced at the Annual Meeting. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof, which, except for any reference to the proposal number, are presented in the form received from the stockholders.

Vote Required to Approve
A majority of the shares of common stock represented at the Annual Meeting and entitled to vote must vote FOR a proposal for a stockholder proposal to be approved. Your broker may vote your shares on a stockholder proposal only if you give voting instructions. Abstentions and broker nonvotes have the same effect as votes AGAINST the proposals.

Voting Results
The Report of Inspector of Elections will be included in a Current Report on Form 8-K and published on Occidental’s web site, www.oxy.com, within four business days following the Annual Meeting.

Legal Effect of Approval
The stockholder proposal set forth below is a request to the Board of Directors to consider a matter. If the proposal passes, the Board of Directors may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

Board Action with Respect to Approved Proposals
It has been the practice of Occidental’s Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. The final action taken by the Board with respect to the proposals and, if applicable, a timetable for implementation of the Board action, will be posted on www.oxy.com. In prior years, stockholder proposals with respect to poison pills and golden parachutes were approved, and the Board took action to adopt policies responsive to the concerns raised in those proposals.

Stockholder Right to Enforce a Proposal
As explained above, generally, stockholder proposals are requests to the Board to consider a matter. If a proposal that is approved requests that the Board take, or refrain from taking, some action and the Board does not do so, then the stockholder may submit the same proposal for consideration at the next Annual Meeting by following the procedures described on page 45. In the alternative, a stockholder may challenge the Board’s business judgment not to implement the proposal by commencing litigation in the Chancery Court of the State of Delaware, Occidental’s state of incorporation. Delaware law contains certain procedural requirements that must be followed before a suit may be commenced, including a requirement that, unless it would otherwise be futile, a demand be made to Occidental identifying the alleged wrongdoers, the wrongdoing allegedly perpetrated and the resultant injury to Occidental and the legal action the stockholder wants the Board to take on Occidental’s behalf.

PROPOSAL 4: REQUIRED NOMINATION OF DIRECTOR WITH ENVIRONMENTAL EXPERTISE

The Office of the Comptroller of the State of New York, 633 Third Avenue, New York, New York 10017, as the trustee of the New York State Common Retirement Fund (the “Fund”) and the administrative head of both the New York State and Local Employees’ Retirement System and the New York State Police and Fire Retirement System, with the Fund having beneficial ownership of 2,808,976 shares of common stock, has notified Occidental that it intends to present the following proposal at the 2012 Annual Meeting:

DIRECTOR WITH ENVIRONMENTAL EXPERTISE

WHEREAS:

Environmental expertise is critical to the success of companies in the oil and gas industry because of the significant environmental issues associated with their operations. Shareholders, lenders, host country governments and regulators, as well as affected communities, are focused on these impacts. A company’s inability to demonstrate that its environmental policies and practices are in line with internationally accepted standards can lead to difficulties in raising new capital and obtaining the necessary licenses from regulators.

Occidental Petroleum has been cited for allegedly harmful environmental practices:
Between 1971 and 2000 Occidental Petroleum conducted oil exploration operations in the Corrientes River region of the Peruvian Amazon, and during those years, the company was alleged to have:
•	Discharged an estimated nine billion barrels of toxic wastewater into local rivers and streams (The Independent(UK), 5/4/07 “Oil Company Accused of Dumping Waste in Amazon”),
•	Stored wastes in unlined earthen pits(Occidental’s Pollution Prevention Practices in Block 1AB Violated Industry Standards

43   2012 Notice of Annual Meeting and Proxy Statement

From Inception of Operations in 1975.E-Tech International,2006.p.2),
•
Organizations representing the indigenous Achuar population of the region have accused Occidental of violations of the Peruvian General Health Law (Law 26842) and the Peruvian General Water Law(Decree 17752), prohibiting the dumping of waste that might contaminate water and endanger human health,

•
Occidental has been accused in a pending civil action brought by Achuar plaintiffs of causing harm to the Achuar people by its environmental practices.(Tomas Maynas Carijano et al v. Occidental Petroleum Corporation et al, California Central District Court).

We believe that environmental controversies have the potential to damage shareholder value and that the company must respond to its environmental challenges in an effective, strategic and transparent manner, in order to maintain trust and minimize the adverse impact of its operations.

Environmental management is critica to the future success of the company. We believe it would benefit the company to address the environmental impact of its business at the most strategic level – by appointing a specialist to the board. An authoritative figure with acknowledged environmental expertise and standing could perform a valuable and strategic role for the company by enabling Occidental Petroleum to more effectively address the environmental issues inherent in its business. It would also help ensure that the highest levels of attention focus on the development of environmental standards for new projects. Such a broad role would strengthen the company’s ability to demonstrate the seriousness with which it is addressing environmental issues.

THEREFORE, BE IT RESOLVED: Shareholders request that, as the terms in office of elected board directors expire, at least one candidate be recommended who:

•
Has a high level of expertise relating to the environmental impacts of hydrocarbon exploration and production and is widely recognized in the business and environmental communities as an authority in such field, in each case as reasonably determined by the company’s board, and

•
Will qualify, subject to limited exceptions in extraordinary circumstances explicitly specified by the board, as an independent director under the standards applicable to the company as an NYSE listed company.

The Board of Directors' Statement in Opposition
Occidental agrees that it is important for the Board of Directors of a company in the oil and gas industry to have access to environmental expertise. One of the factors the Board considers in selecting nominees is the need for special expertise (see page 46). Environmental expertise is a factor the Board has taken into consideration. The Board of Directors has a long-standing Environmental, Health and Safety Committee (Environmental Committee) that meets regularly and is composed of independent directors. See page 8 for more information on the Environmental Committee. Since one of our current directors who is standing for re-election and is a member of the Environmental Committee is a recognized environmental expert, the company believes that this proposal requiring the nomination of a director with environmental expertise is unnecessary.

John E. Feick, who has a doctorate in chemical engineering and is standing for re-election at this Annual Meeting, meets the requirements of the proposal. His biographical information, which can be found on page 2 reflects a career that demonstrates his environmental expertise. Mr. Feick possesses both a deep understanding of the oil and gas and chemicals industries and has broad experience in environmental compliance and remediation. His experience includes involvement in the development of the Canadian chemical industry’s Responsible Care standard, which today is the chemistry industry’s global voluntary initiative under which companies work to continuously improve their health, safety and environmental performance. Furthermore, he has served as Chairman of a company specializing in environmental services and led an oil and gas and petrochemicals specialty engineering firm. Additionally, Mr. Feick has also been determined by the Board as meeting the independence standard set forth in Occidental’s Corporate Governance Policies and the New York Stock Exchange Listed Company Manual.

Occidental believes that this proposal is unnecessary because we have already nominated a director who meets the requirements of the proposal.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

Occidental Petroleum Corporation   44

General Information

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 4, 2012, and at any adjournment of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 4, 2012
This Proxy Statement and Occidental’s Annual Report on Form 10-K for the year ended December 31, 2011, are available on Occidental’s web site at www.oxypublications.com or by writing to the Communications and Public Affairs Department, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Admission to the Annual Meeting
Attendance is limited to stockholders and one guest per stockholder. If you plan to attend the Annual Meeting in person and you are a stockholder of record, you must bring the admission ticket attached to your proxy or information card. If your shares are held in the name of a bank, broker or other holder of record and an admission ticket is not part of your voting instruction card, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement. In addition to your admission ticket or account statement, you may be asked to present valid picture identification, such as a driver's license or passport. Cell phones and other electronic devices are not permitted in the meeting.

Voting Instructions and Information
Voting Rights. This Proxy Statement and accompanying proxy card are being mailed beginning on or about March 20, 2012, to each stockholder of record as of March 13, 2012, which is the record date for the determination of stockholders entitled to receive notice of, to attend and to vote at the Annual Meeting. As of the record date, Occidental had outstanding and entitled to vote 810,941,237 shares of common stock. A majority of outstanding shares must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. You will have one vote for each share of Occidental’s common stock you own. You may vote in person at the Annual Meeting or by proxy. Proxies may be submitted by completing and mailing the proxy card, by telephone or Internet as explained on the proxy card. You may not cumulate your votes.

Voting of Proxies. The Board of Directors has designated Dr. Ray R. Irani, Mr. Aziz D. Syriani and Miss Rosemary Tomich, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

FOR all nominees for directors (see page 1);
FOR advisory vote approving executive compensation (see page 41);
FOR ratification of the independent auditors (see page 42); and
AGAINST Proposal 4 (see page 43).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the Annual Meeting in accordance with Occidental's by-laws.

Broker Votes. If your shares are held in street name, under New York Stock Exchange Rules, your broker can vote your shares on Proposal 2 but not with respect to the election of directors, executive compensation, or the stockholder proposal (Proposals 1, 3 and 4). If your broker does not have discretion and you do not give the broker instructions, the votes will be broker nonvotes, which will have the same effect as votes against the proposal.

Vote Required. The vote required to elect directors and to approve each proposal is described with each proposal.

Voting Results. The Report of Inspector of Elections will be included in a Current Report on Form 8-K and published on Occidental’s web site, www.oxy.com, within four business days following the Annual Meeting, both of which also may be obtained by writing to the Communications and Public Affairs Department, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Confidential Voting. All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on your proxy or voting instruction card, or the proxy solicitation is contested. Occidental’s confidential voting policy is posted at http://confidentialvoting.oxy.com and also may be obtained by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Revoking a Proxy or Changing Your Vote. You may revoke your proxy or change your vote before the Annual Meeting by filing a revocation with the Corporate Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation Expenses
The expense of this solicitation will be paid by Occidental. Morrow & Co., Inc. has been retained to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at $16,500 plus reimbursement of out-of-pocket expenses. Additionally, Phoenix Advisory Partners has been retained to provide advice with respect to current developments in proxy issues. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of its common stock. In addition, Occidental's officers, directors and regular employees may solicit proxies but will receive no additional or special compensation for such work.

Stockholder Proposals for the 2013 Annual Meeting of Stockholders
Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2013 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental’s Corporate Secretary at Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, facsimile number 310-443-6977, and be received no later than November 25, 2012. Under Occidental's by-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures require that any such item of business must be submitted in writing to the Corporate Secretary at Occidental Petroleum Corporation,

45   2012 Notice of Annual Meeting and Proxy Statement

10889 Wilshire Boulevard, Los Angeles, California 90024. Notice of the proposed item of business must be received between February 3, 2013, and February 23, 2013, and must include the information required by Occidental's by-laws. A copy of the by-laws may be obtained by writing to the Corporate Secretary at the address listed above.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental’s by-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

Nominations for Directors for Term Expiring in 2014
Nominating Committee Policy. It is the policy of the Nominating Committee to consider nominees recommended by stockholders if the stockholder complies with the procedures outlined below. In prior years, the Nominating Committee has identified candidates through recommendations from other non-management directors, executive officers, including the Chief Executive Officer, and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur for the term expiring in 2014, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee’s policy to consider:
•	Whether the candidate is independent as defined in Occidental’s Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;
•	Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;
•
Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership, including the achievement of the diversity goals set forth in Occidental’s corporate governance policies further described at www.oxy.com; and

•
Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its Charter, the Nominating Committee will not recommend any candidate to the Board who has not been interviewed by the Nominating Committee.

In accordance with its Charter, the Nominating Committee annually reviews its performance and reports its findings to the Board. The Nominating Committee also assists the Board in performing its self evaluation, which includes an assessment of whether the Board has the necessary diversity of skills, backgrounds and experiences to meet the company’s ongoing needs.

Procedure to Recommend Candidates. Stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the meeting. Each recommendation must include the following information:

1. As to each person whom the stockholder proposes for election or re-election as a director:
•	The name, age, business address and residence address of the person;
•	The principal occupation or employment of the person;
•	The class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and
•
Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission.

2. As to the stockholder making the recommendation:
•	The name and address of record of such stockholder; and
•	The class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder.

The stockholder’s recommendation must include the recommended person’s written consent to being named as a nominee and to serving as a director if elected.

Procedure to Nominate Candidates. Under Occidental's by-laws, stockholders may nominate a person to the Board by complying with the advance notice procedures of the by-laws and attending the annual meeting to make the necessary motion. The notice must be received between September 1 and November 30 of the year preceding the meeting and include the information required by the by-laws.

Annual Report
Occidental's 2011 Annual Report on Form 10-K is concurrently mailed to stockholders. The Annual Report contains consolidated financial statements of Occidental and its subsidiaries and the reports thereon of KPMG LLP, independent auditors.

Sincerely,
Donald P. de Brier
Secretary
Los Angeles, California
March 20, 2012

It is important that proxies be returned promptly. Please complete, sign, date and return the accompanying form or forms of proxy in the enclosed envelope or follow the procedures outlined on the card to submit your proxy by telephone or Internet.

Occidental Petroleum Corporation   46

OXY Occidental Petroleum Corporation

This proxy statement is printed on Forest Stewardship Council™ (FSC®)-Certified paper that contains wood from well-managed forests, controlled sources and recycled wood or fiber

FSC
www.fsc.org
MIX
Paper from responsible sources
FSC® C101537

COVER PHOTO
Drilling rig at Oxy's operations in the Piceance Basin, Garfield County, Colorado.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 P.M. Eastern Time, May 3, 2012, the day prior to the Annual Meeting day.

OCCIDENTAL PETROLEUM CORPORATION

INTERNET
http://www.proxyvoting.com/oxy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink**[SM] for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 4, 2012.
The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

19726

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example ☒

Proposal 1 Election of Directors.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Spencer Abraham	☐	☐	☐	1.7 Carlos M. Gutierrez	☐	☐	☐
1.2 Howard I. Atkins	☐	☐	☐	1.8 Ray R. Irani	☐	☐	☐
1.3 Stephen I. Chazen	☐	☐	☐	1.9 Avedick B. Poladian	☐	☐	☐
1.4 Edward P. Djerejian	☐	☐	☐	1.10 Aziz D. Syriani	☐	☐	☐
1.5 John E. Feick	☐	☐	☐	1.11 Rosemary Tomich	☐	☐	☐
1.6 Margaret M. Foran	☐	☐	☐				

	FOR	AGAINST	ABSTAIN
Proposal 2 Advisory vote approving executive compensation.	☐	☐	☐
Proposal 3 Ratification of selection of KPMG as independent auditors.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

	FOR	AGAINST	ABSTAIN
Proposal 4 Required nomination of director with environmental expertise.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature __________ Signature __________ Date __________

Bring this admission ticket with you to the meeting on May 4. *Do not mail.*

Occidental Petroleum Corporation
2012 Annual Meeting of Stockholders

This admission ticket admits you and **one** guest to the meeting. You will **not** be admitted to the meeting without an admission ticket or other proof of stock ownership as of March 13, 2012, the record date. **Cell phones and other electronic devices are not permitted in the meeting.**

Meeting Hours
Registration begins 9:30 A.M.
Meeting starts at 10:30 A.M.

ADMISSION TICKET

Please see below for parking instructions.

Fairmont Miramar Hotel
Wilshire Boulevard
Arizona Avenue
Santa Monica Boulevard
Ocean Avenue
4th Street
Lincoln Boulevard
Santa Monica Freeway I-10
Colorado Boulevard
Main Street
Pico Boulevard

DIRECTIONS TO FAIRMONT MIRAMAR HOTEL AND PARKING FOR STOCKHOLDERS

- From I-10 West (Santa Monica Freeway)
- Take 4th Street exit, turn right and proceed to Colorado Blvd.
- Turn LEFT onto Colorado Blvd. and proceed to Ocean Ave.
- Turn RIGHT onto Ocean Ave. and proceed 1/2 block PAST Wilshire Blvd.
- Enter Hotel Valet Parking driveway on Ocean Ave.

PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.

- Please note that the address of the hotel is on Wilshire Blvd. but parking will not be permitted at the Wilshire Blvd. entrance.

The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 4, 2012. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

▼ FOLD AND DETACH HERE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OCCIDENTAL PETROLEUM CORPORATION

DR. RAY R. IRANI, AZIZ D. SYRIANI and ROSEMARY TOMICH, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 4, 2012, and at any adjournment, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed on the reverse side of this card. **Where no direction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.** In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Your proxy will be kept confidential in accordance with the confidential voting policy described in the Proxy Statement and posted at http://confidentialvoting.oxy.com.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3527
SOUTH HACKENSACK, NJ 07606-9227

(Continued and to be marked, dated and signed, on the other side)

19726

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through, and votes by mail must be received by, 11:59 P.M. Eastern Time, April 30, 2012.

INTERNET
http://www.proxyvoting.com/oxy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OXY

OCCIDENTAL PETROLEUM CORPORATION

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 4, 2012.
The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

19726-bl

▼ FOLD AND DETACH HERE ▼

The shares represented by this voting instruction card will be voted as directed below. Where no instruction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the Savings Plan Trustee.

Please mark your votes as indicated in this example ☒

Proposal 1 Election of Directors.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Spencer Abraham	☐	☐	☐	1.7 Carlos M. Gutierrez	☐	☐	☐
1.2 Howard I. Atkins	☐	☐	☐	1.8 Ray R. Irani	☐	☐	☐
1.3 Stephen I. Chazen	☐	☐	☐	1.9 Avedick B. Poladian	☐	☐	☐
1.4 Edward P. Djerejian	☐	☐	☐	1.10 Aziz D. Syriani	☐	☐	☐
1.5 John E. Feick	☐	☐	☐	1.11 Rosemary Tomich	☐	☐	☐
1.6 Margaret M. Foran	☐	☐	☐				

	FOR	AGAINST	ABSTAIN
Proposal 2 Advisory vote approving executive compensation.	☐	☐	☐
Proposal 3 Ratification of selection of KPMG as independent auditors.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

	FOR	AGAINST	ABSTAIN
Proposal 4 Required nomination of director with environmental expertise.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

Bring this admission ticket with you to the meeting on May 4. *Do not mail.*

Occidental Petroleum Corporation
2012 Annual Meeting of Stockholders

This admission ticket admits you and **one** guest to the meeting. You will **not** be admitted to the meeting without an admission ticket or other proof of stock ownership as of March 13, 2012, the record date. **Cell phones and other electronic devices are not permitted in the meeting.**

Meeting Hours
Registration begins 9:30 A.M.
Meeting starts at 10:30 A.M.

ADMISSION TICKET

Please see below for parking instructions.

Fairmont Miramar Hotel
Wilshire Boulevard
Arizona Avenue
Santa Monica Boulevard
Ocean Avenue
4th Street
Lincoln Boulevard
Santa Monica Freeway I-10
Colorado Boulevard
Main Street
Pico Boulevard

DIRECTIONS TO FAIRMONT MIRAMAR HOTEL AND PARKING FOR STOCKHOLDERS

- From I-10 West (Santa Monica Freeway)
- Take 4th Street exit, turn right and proceed to Colorado Blvd.
- Turn LEFT onto Colorado Blvd. and proceed to Ocean Ave.
- Turn RIGHT onto Ocean Ave. and proceed 1/2 block PAST Wilshire Blvd.
- Enter Hotel Valet Parking driveway on Ocean Ave.

PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.

- Please note that the address of the hotel is on Wilshire Blvd. but parking will not be permitted at the Wilshire Blvd. entrance.

The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 4, 2012. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the Savings Plan Trustee.

▼ FOLD AND DETACH HERE ▼

VOTING INSTRUCTION CARD

OCCIDENTAL PETROLEUM CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

TO THE BANK OF NEW YORK MELLON TRUST COMPANY, TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN:

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 4, 2012, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. I understand that the Trustee will vote the shares which are held for my account pursuant to the Occidental Petroleum Corporation Savings Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Stephen I. Chazen, Edward P. Djerejian, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Ray R. Irani, Avedick B. Poladian, Aziz D. Syriani and Rosemary Tomich. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event that I do not return this card, any shares held for my account in the Occidental Petroleum Corporation Savings Plan will be voted for by you, as Trustee, in accordance with the direction of the Plan's Administration Committee.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3527
SOUTH HACKENSACK, NJ 07606-9227

(Continued and to be marked, dated and signed, on the other side)

19726-bl

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 P.M. Eastern Time, May 3, 2012, the day prior to the Annual Meeting day.

OCCIDENTAL PETROLEUM CORPORATION

INTERNET
http://www.proxyvoting.com/oxy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 4, 2012. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

19726-rd

▼ FOLD AND DETACH HERE ▼

The shares represented by this voting instruction card will be voted as directed below. Where no instruction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

Please mark your votes as indicated in this example ☒

Proposal 1 Election of Directors.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.1	Spencer Abraham	☐	☐	☐	1.7	Carlos M. Gutierrez	☐	☐	☐
1.2	Howard I. Atkins	☐	☐	☐	1.8	Ray R. Irani	☐	☐	☐
1.3	Stephen I. Chazen	☐	☐	☐	1.9	Avedick B. Poladian	☐	☐	☐
1.4	Edward P. Djerejian	☐	☐	☐	1.10	Aziz D. Syriani	☐	☐	☐
1.5	John E. Feick	☐	☐	☐	1.11	Rosemary Tomich	☐	☐	☐
1.6	Margaret M. Foran	☐	☐	☐					

	FOR	AGAINST	ABSTAIN
Proposal 2 Advisory vote approving executive compensation.	☐	☐	☐
Proposal 3 Ratification of selection of KPMG as independent auditors.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

	FOR	AGAINST	ABSTAIN
Proposal 4 Required nomination of director with environmental expertise.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

Bring this admission ticket with you to the meeting on May 4. *Do not mail.*

Occidental Petroleum Corporation
2012 Annual Meeting of Stockholders

This admission ticket admits you and **one** guest to the meeting. You will **not** be admitted to the meeting without an admission ticket or other proof of stock ownership as of March 13, 2012, the record date. **Cell phones and other electronic devices are not permitted in the meeting.**

Meeting Hours
Registration begins 9:30 A.M.
Meeting starts at 10:30 A.M.

ADMISSION TICKET

Please see below for parking instructions.

Fairmont Miramar Hotel
Wilshire Boulevard
Arizona Avenue
Santa Monica Boulevard
Ocean Avenue
4th Street
Lincoln Boulevard
Santa Monica Freeway I-10
Colorado Boulevard
Main Street
Pico Boulevard

DIRECTIONS TO FAIRMONT MIRAMAR HOTEL AND PARKING FOR STOCKHOLDERS

- From I-10 West (Santa Monica Freeway)
- Take 4th Street exit, turn right and proceed to Colorado Blvd.
- Turn LEFT onto Colorado Blvd. and proceed to Ocean Ave.
- Turn RIGHT onto Ocean Ave. and proceed 1/2 block PAST Wilshire Blvd.
- Enter Hotel Valet Parking driveway on Ocean Ave.

PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.

- Please note that the address of the hotel is on Wilshire Blvd. but parking will not be permitted at the Wilshire Blvd. entrance.

The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 4, 2012. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

In accordance with the confidential voting policy described in the Proxy Statement and posted at http://confidentialvoting.oxy.com, your vote will be kept confidential.

▼ FOLD AND DETACH HERE ▼

VOTING INSTRUCTION CARD

OCCIDENTAL PETROLEUM CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

TO THE TRUSTEE OF THE RETIREMENT SAVINGS PROGRAM FOR EMPLOYEES OF OXY VINYLS CANADA CO.

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 4, 2012, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Retirement Savings Program for Employees of Oxy Vinyls Canada Co. in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Stephen I. Chazen, Edward P. Djerejian, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Ray R. Irani, Avedick B. Poladian, Aziz D. Syriani and Rosemary Tomich. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event I do not return this card, any shares held for my account in the Retirement Savings Program for Employees of Oxy Vinyls Canada Co. will be voted by you in accordance with the direction of the Program's Retirement Committee.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3527
SOUTH HACKENSACK, NJ 07606-9227

(Continued and to be marked, dated and signed, on the other side)

19726-rd